                                                                      EXHIBIT 2






                            STOCK PURCHASE AGREEMENT

                                      AMONG


                                   TEAM, INC.


                                       AND

                                E. PATRICK MANUEL
                                       AND
                                  B. DAL MILLER



                                  APRIL 9, 1999

                                TABLE OF CONTENTS



1.       Definitions..............................................................................................1
         1.1.     "Accredited Investor" ..........................................................................1
         1.2.     "Adverse Consequences" .........................................................................1
         1.3.     "Affiliate" ....................................................................................1
         1.4.     "Affiliated Group" .............................................................................2
         1.5.     "Applicable Rate" ..............................................................................2
         1.6.     "Audited Financial Statements" .................................................................2
         1.7.     "Base EBIT".....................................................................................2
         1.8.     "Basis" ........................................................................................2
         1.9.     "Cap"...........................................................................................2
         1.10.    "Capital Expenditures" .........................................................................2
         1.11.    "Cash" .........................................................................................2
         1.12.    "Claim" ........................................................................................2
         1.13.    "Closing" ......................................................................................2
         1.14.    "Closing Date" .................................................................................2
         1.15.    "Code" .........................................................................................2
         1.16.    "Confidential Information" .....................................................................2
         1.17.    "Controlled Group of Corporations" .............................................................3
         1.18.    "Current Assets" ...............................................................................3
         1.19.    "Current Liabilities" ..........................................................................3
         1.20.    "Deferred Intercompany Transaction" ............................................................3
         1.21.    "Deferred Payment"..............................................................................3
         1.22.    "Denial" .......................................................................................3
         1.23.    "Disclosure Schedule" ..........................................................................3
         1.24.    "EBIT" .........................................................................................3
         1.25.    "Earn-out" .....................................................................................3
         1.26.    "Employee Benefit Plan" ........................................................................3
         1.27.    "Employee Pension Benefit Plan".................................................................4
         1.28.    "Employee Welfare Benefit Plan" ................................................................4
         1.29.    "Environmental, Health, and Safety Laws" .......................................................4
         1.30.    "ERISA" ........................................................................................4
         1.31.    "Escrow Agent" .................................................................................4
         1.32.    "Escrow Agreement" .............................................................................4
         1.33.    "Escrow Amount" ................................................................................4
         1.34.    "Extremely Hazardous Substance" ................................................................4
         1.35.    "Fiduciary" ....................................................................................4
         1.36.    "Final Closing Date Balance Sheet" .............................................................4
         1.37.    "Financial Statement" ..........................................................................4
         1.38.    "GAAP" .........................................................................................4
         1.39.    "Indemnified Party" ............................................................................4

                           TABLE OF CONTENTS (Cont'd.)

         1.40.    "Indemnifying Party" ...........................................................................4
         1.41.    "Intellectual Property" ........................................................................5
         1.42.    "Knowledge" ....................................................................................5
         1.43.    "Liability" ....................................................................................5
         1.44.    "Mechanical Inspection Services" ...............................................................5
         1.45.    "Most Recent Balance Sheet" ....................................................................5
         1.46.    "Most Recent Financial Statements" .............................................................5
         1.47.    "Most Recent Fiscal Month End" .................................................................5
         1.48.    "Most Recent Fiscal Year End" ..................................................................5
         1.49.    "Multiemployer Plan" ...........................................................................5
         1.50.    "Net Working Capital Deficit" ..................................................................5
         1.51.    "Net Working Capital Surplus" ..................................................................5
         1.52.    "Ordinary Course of Business" ..................................................................6
         1.53.    "Party" ........................................................................................6
         1.54.    "PBGC" .........................................................................................6
         1.55.    "Person" .......................................................................................6
         1.56.    "Preliminary Closing Date Balance Sheet" .......................................................6
         1.57.    "Preliminary Net Working Capital Deficit" ......................................................6
         1.58.    "Preliminary Net Working Capital Surplus" ......................................................6
         1.59.    "Prohibited Transaction" .......................................................................6
         1.60.    "Purchase Price" ...............................................................................6
         1.61.    "Release Letter" ...............................................................................6
         1.62.    "Reportable Event" .............................................................................6
         1.63.    "Right of Setoff" ..............................................................................6
         1.64.    "SEC" ..........................................................................................6
         1.65.    "Securities Act" ...............................................................................6
         1.66.    "Securities Exchange Act" ......................................................................6
         1.67.    "Security Interest" ............................................................................6
         1.68.    "Seller" .......................................................................................7
         1.69.    "Setoff"........................................................................................7
         1.70.    "Setoff Amount".................................................................................7
         1.71.    "Subsidiary" ...................................................................................7
         1.72.    "Tax" ..........................................................................................7
         1.73.    "Tax Return" ...................................................................................7
         1.74.    "Team's Auditor" or "Team Auditor"..............................................................7
         1.75.    "Team Stock" ...................................................................................7
         1.76.    "Term"..........................................................................................7
         1.77.    "Territories"...................................................................................7
         1.78.    "Third Party Claim" ............................................................................7
         1.79.    "Unassumed Liabilities".........................................................................8
         1.80.    "X Ray" ........................................................................................8
         1.81.    "X Ray Shares"..................................................................................8
         1.82.    "XRI Management Company" .......................................................................8
         1.83.    "Year 2000 Compliant" ..........................................................................8

                           TABLE OF CONTENTS (Cont'd.)


2.       Purchase and Sale of X Ray Shares........................................................................8
         2.1.     Basic Transaction...............................................................................8
         2.2.     Purchase Price..................................................................................8
                  2.2.1.   Cash Portion of the Purchase Price.....................................................8
                  2.2.2.   Capital Expenditures Portion of the Purchase Price.....................................9
                  2.2.3.   Deferred Payment. .....................................................................9
                  2.2.4.   Earn-out Portion of the Purchase Price.................................................9
         2.3.     Escrow Agreement; Right of Setoff..............................................................11
         2.4.     The Closing....................................................................................13
         2.5.     Deliveries at the Closing......................................................................13
         2.6.     Certain Other Agreements. .....................................................................14

3.       Representations and Warranties Concerning the Transaction...............................................14
         3.1.     Representations and Warranties of the Sellers..................................................14
                  3.1.1.   Authorization of Transaction..........................................................14
                  3.1.2.   Noncontravention......................................................................14
                  3.1.3.   Brokers' Fees.........................................................................15
                  3.1.4.   Investment............................................................................15
                  3.1.5.   X Ray Shares..........................................................................15
         3.2.     Representations and Warranties of Team.  ......................................................15
                  3.2.1.   Organization of Team..................................................................15
                  3.2.2.   Authorization of Transaction..........................................................15
                  3.2.3.   Noncontravention......................................................................16
                  3.2.4.   Brokers' Fees.........................................................................16
                  3.2.5.   Investment............................................................................16
                  3.2.6.   Treatment of Transactions.............................................................16

4.       Preparation and Delivery of Disclosure Schedule.........................................................16

5.       Representations and Warranties Concerning X Ray and Its Subsidiaries....................................16
         5.1.     Organization, Qualification, and Corporate Power...............................................17
         5.2.     Capitalization.................................................................................17
         5.3.     Noncontravention...............................................................................17
         5.4.     Brokers' Fees..................................................................................17
         5.5.     Title to Assets................................................................................18
         5.6.     Subsidiaries...................................................................................18
         5.7.     Financial Statements...........................................................................18
         5.8.     Events Subsequent to the date of the Most Recent Financial Statements..........................18
         5.9.     Undisclosed Liabilities........................................................................20
         5.10.    Legal Compliance...............................................................................20
         5.11.    Tax Matters....................................................................................21
         5.12.    Real Property..................................................................................22
         5.13.    Intellectual Property..........................................................................23

                           TABLE OF CONTENTS (Cont'd.)

         5.14.    Tangible Assets................................................................................26
         5.15.    Inventory......................................................................................26
         5.16.    Contracts......................................................................................26
         5.17.    Notes and Accounts Receivable..................................................................27
         5.18.    Powers of Attorney.............................................................................27
         5.19.    Insurance......................................................................................28
         5.20.    Litigation.....................................................................................28
         5.21.    Warranty.......................................................................................29
         5.22.    Liability in Respect of Services Provided......................................................29
         5.23.    Employees......................................................................................29
         5.24.    Employee Benefits..............................................................................29
         5.25.    Guaranties.....................................................................................31
         5.26.    Environment, Health, and Safety................................................................31
         5.27.    Certain Business Relationships with X Ray......................................................32
         5.28.    Year 2000 Compliance...........................................................................32
         5.29.    Disclosure.....................................................................................32

6.       Intentionally Deleted...................................................................................32

7.       Post-Closing Covenants..................................................................................32
         7.1.     General........................................................................................32
         7.2.     Litigation Support.............................................................................32
         7.3.     Transition.....................................................................................33
         7.4.     Confidentiality................................................................................33
         7.5.     Team Stock.....................................................................................33
         7.6.     Preliminary Closing Date Balance Sheet; Final Closing Date
                   Balance Sheet.................................................................................34
         7.7.     Noncompetition.................................................................................36
         7.8.     Stub Period Tax Return for X Ray...............................................................37
         7.9.     Award of Stock Options.........................................................................38
         7.10.    Unassumed Liabilities..........................................................................38
         7.11.    Auditors' Consent..............................................................................38

8.       Intentionally Deleted...................................................................................38

9.       Remedies for Breaches of This Agreement.................................................................39
         9.1.     Survival of Representations and Warranties.....................................................39
         9.2.     Indemnification Provisions for Benefit of Team.................................................39
         9.3.     Indemnification Provisions for Benefit of the Sellers..........................................39
         9.4.     Matters Involving Third Parties................................................................40
         9.5.     Defense of Third Party Claims..................................................................40
         9.6.     Indemnification Payments Deemed to be Adjustments to Purchase Price............................41
         9.7.     Other Indemnification Provisions...............................................................41
         9.8.     Threshold......................................................................................41

                           TABLE OF CONTENTS (Cont'd.)

         9.9.     Cap; Timing of Claims..........................................................................41
         9.10.    Other Covenants................................................................................42
         9.11.    Certain Undertaking of Sellers.................................................................42

10.      Intentionally Deleted...................................................................................42

11.      Miscellaneous...........................................................................................42
         11.1.    Press Releases and Public Announcements........................................................42
         11.2.    No Third-Party Beneficiaries...................................................................42
         11.3.    Entire Agreement...............................................................................43
         11.4.    Succession and Assignment......................................................................43
         11.5.    Counterparts...................................................................................43
         11.6.    Headings.......................................................................................43
         11.7.    Notices........................................................................................43
         11.8.    Governing Law..................................................................................44
         11.9.    Amendments and Waivers.........................................................................44
         11.10.   Severability...................................................................................44
         11.11.   Expenses.......................................................................................44
         11.12.   Construction...................................................................................45
         11.13.   Incorporation of Exhibits and Schedules........................................................45
         11.14.   Specific Performance...........................................................................45
         11.15.   Arbitration....................................................................................45
                  11.15.1.          Special Rules................................................................46
                  11.15.2.          Commencement.................................................................46
                  11.15.3.          Three Arbitrators............................................................46
                  11.15.4.          Appointment of Chairman......................................................46
                  11.15.5.          Qualifications of Chairman...................................................46
                  11.15.6.          Unavailability of Blue Ribbon Panelists......................................46
                  11.15.7.          Impartiality.................................................................47
                  11.15.8.          Written Opinion..............................................................47
                  11.15.9.          Framing of Issues............................................................47
                  11.15.10.         Discovery....................................................................47
                  11.15.11.         Locale.......................................................................47
                  11.15.12.         Reservation of Rights........................................................47

                           TABLE OF CONTENTS (Cont'd.)

LIST OF ANNEXES, SCHEDULES AND EXHIBITS:

ANNEX I - Exceptions to Representations and Warranties of the Sellers contained in Section 3.1.

ANNEX II - Exceptions to Representations and Warranties of the Team contained in
Section 3.2.

DISCLOSURE SCHEDULE - Exceptions to Representations and Warranties of the Sellers concerning X Ray and the Subsidiaries contained in Section 5.

EXHIBIT A - Shareholder List
EXHIBIT B - Capital Expenditures
EXHIBIT C - Consulting Agreement of Pat Manuel
EXHIBIT D - Employment Agreement of Dal Miller
EXHIBIT E - Opinion of Counsel to the Sellers
EXHIBIT F - Opinion of Counsel to Team
EXHIBIT G - Escrow Agreement
EXHIBIT H - Stock Restriction Agreement
EXHIBIT I - Registration Rights Agreement
EXHIBIT J - Territories
EXHIBIT K - Sample Earn-Out Calculations

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into on April 9, 1999, by and among TEAM, INC., a Texas corporation ("Team"), E. PATRICK MANUEL, who is an individual resident of the State of Louisiana ("Manuel"), and
B. DAL MILLER, who is an individual resident of the State of Louisiana ("Miller"). Manuel and Miller are referred to collectively herein as the "Sellers" and individually as "Seller." Team and the Sellers are referred to collectively herein as the "Parties."

                                  INTRODUCTION

          This Agreement contemplates a transaction in which Team will purchase from the Sellers, and the Sellers will sell to Team, all of the outstanding capital stock of X-Ray Inspection, Inc., a Louisiana corporation ("X Ray," with such capital stock being referred to as the "X Ray Shares"), in return for the consideration provided below.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                                    AGREEMENT

1.       Definitions.

         1.1. "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         1.2. "Adverse Consequences" means the dollar amount of any and all losses suffered by the Party who is entitled to be indemnified pursuant to
Section 9 as the result of a breach of a representation, warranty and/or covenant by the other Party, including all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, including expenses of defending and/or pursuing a Third Party Claim. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) and insurance proceeds actually received in determining Adverse Consequences.

         1.3. "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         1.4. "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504 or any similar group defined under a similar provision of state, local or foreign law.

         1.5. "Applicable Rate" means the corporate base rate of interest announced from time to time by NationsBank, N.A.

         1.6.  "Audited Financial Statements" has the meaning set forth in
Section 5.7 below.

         1.7.  "Base EBIT" has the meaning set forth in Section 2.2.4 below.

         1.8. "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         1.9.  "Cap" has the meaning set forth in Section 9.9 below.

         1.10. "Capital Expenditures" means those capital expenditures (net of any associated debt or lease obligation assumed by Team) incurred by X Ray and/or XRI Management Company after September 30, 1998, which are listed on Exhibit B hereto and which shall exclude any and all capital expenditures which are in the nature of replacement or maintenance items.

         1.11. "Cash" means payment by bank cashier's check, by wire transfer or delivery of other immediately available funds.

         1.12. "Claim" has the meaning set forth in Section 2.3.3 below.

         1.13. "Closing" has the meaning set forth in Section 2.4 below.

         1.14. "Closing Date" has the meaning set forth in Section 2.4 below.

         1.15. "Code" means the Internal Revenue Code of 1986, as amended.

         1.16. "Confidential Information" means any information concerning the Mechanical Inspection Services business that is not already generally available to the public, including (i) any of all trade secrets concerning the Mechanical Inspection Services business, including but not limited to specifications, data, know-how and ideas, past, current and planned methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and data-base technologies, systems, structures and architectures (and related processes, formulas, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) used in the Mechanical Inspection Services business and any other information, however documented, that is a trade secret of the Mechanical Inspection Services business, (ii) any and all information concerning the Mechanical Inspection Services business (including but not limited to historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and (iii) any and all notes, analyses, compilations, studies, summaries and other material prepared by or for Team, X Ray, or any of Team's Subsidiaries with respect to the Mechanical Inspection Services business containing or based, in whole or in part, on any information included in the foregoing.

         1.17. "Controlled Group of Corporations" has the meaning set forth in Code Section 1563(a)(1).

         1.18. "Current Assets" means the current assets set forth on the Preliminary Closing Date Balance Sheet under Section 7.6.1 and the Final Closing Date Balance Sheet under Section 7.6.2, which shall include cash, accounts receivable, inventory, prepaid expenses and other cash or cash-equivalent assets existing as of March 31, 1999.

         1.19. "Current Liabilities" means the current liabilities set forth on the Preliminary Closing Date Balance Sheet under Section 7.6.1 and the Final Closing Date Balance Sheet under Section 7.6.2, which shall include accounts payable and accrued liabilities existing as of March 31, 1999, but which shall exclude all Unassumed Liabilities.

         1.20. "Deferred Intercompany Transaction" has the meaning set forth in Treas. Reg. Section 1.1502-13.

         1.21. "Deferred Payment" shall have the meaning set forth in Section
2.2.3 below.

         1.22. "Denial" has the meaning set forth in Section 2.3.3 below.

         1.23. "Disclosure Schedule" has the meaning set forth in Section 4 below.

         1.24. "EBIT" has the meaning set forth in Section 2.2.3 below.

         1.25. "Earn-out" has the meaning set forth in Section 2.2.4 below.

         1.26. "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         1.27. "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2).

         1.28. "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 3(1).

         1.29. "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         1.30. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.31. "Escrow Agent" has the meaning set forth in Section 2.3.1 below.

         1.32. "Escrow Agreement" has the meaning set forth in Section 2.3.1 below.

         1.33. "Escrow Amount" has the meaning set forth in Section 2.3.1 below.

         1.34. "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         1.35. "Fiduciary" has the meaning set forth in ERISA Sec. 3(21).

         1.36. "Final Closing Date Balance Sheet" has the meaning set forth in
Section 7.6.2 below.

         1.37. "Financial Statement" has the meaning set forth in Section 5.7 below.

         1.38. "GAAP" means United States generally accepted accounting principles as in effect from time to time, with depreciation based on alternative minimum tax lives, at straight line rates.

         1.39. "Indemnified Party" has the meaning set forth in Section 9.4 below.

         1.40. "Indemnifying Party" has the meaning set forth in Section 9.4 below.

         1.41. "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         1.42. "Knowledge" means the actual knowledge of either of the Sellers.

         1.43. "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         1.44. "Mechanical Inspection Services" means all examination services, including both destructive and non-destructive examination services, but excluding Team's and Team's Subsidiaries' existing and future emissions control and monitoring services.

         1.45. "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         1.46. "Most Recent Financial Statements" has the meaning set forth in
Section 5.7 below.

         1.47. "Most Recent Fiscal Month End" has the meaning set forth in
Section 5.7 below.

         1.48. "Most Recent Fiscal Year End" has the meaning set forth in
Section 5.7 below.

         1.49. "Multiemployer Plan" has the meaning set forth in ERISA Sec.
3(37).

         1.50. "Net Working Capital Deficit" has the meaning set forth in
Section 7.6.2 below.

         1.51. "Net Working Capital Surplus" has the meaning set forth in
Section 7.6.2 below.

         1.52. "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         1.53. "Party" has the meaning set forth in the preface above.

         1.54. "PBGC" means the Pension Benefit Guaranty Corporation.

         1.55. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         1.56. "Preliminary Closing Date Balance Sheet" has the meaning set forth in Section 7.6.1 below.

         1.57. "Preliminary Net Working Capital Deficit" has the meaning set forth in Section 7.6.1 below.

         1.58. "Preliminary Net Working Capital Surplus" has the meaning set forth in Section 7.6.1 below.

         1.59. "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

         1.60. "Purchase Price" has the meaning set forth in Section 2.2 below.

         1.61. "Release Letter" has the meaning set forth in Section 2.3.3 below.

         1.62. "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

         1.63. "Right of Setoff" has the meaning set forth in Section 2.3.2 below.

         1.64. "SEC" means the United States Securities and Exchange Commission.

         1.65. "Securities Act" means the Securities Act of 1933, as amended.

         1.66. "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.67. "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable,
(c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         1.68. "Seller" has the meaning set forth in the preface above.

         1.69. "Setoff" has the meaning set forth in Section 2.3.2 below.

         1.70. "Setoff Amount" has the meaning set forth in Section 2.3.2 below.

         1.71. "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         1.72. "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         1.73. "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         1.74. "Team's Auditor" or "Team Auditor" means the national public accounting firm that Team designates from time to time to audit Team's annual financial statements and issue an audit report thereon.

         1.75. "Team Stock" means 600,000 shares of the common stock, $0.30 par value per share, of Team to be issued as set forth on Exhibit A, and otherwise in accordance with the terms and conditions of this Agreement.

         1.76. "Term" means, as to Manuel, the term of his consulting agreement plus two (2) years, and as to Miller, the term of his employment agreement plus two (2) years.

         1.77. "Territories" means the counties and parishes listed on Exhibit J hereto.

         1.78. "Third Party Claim" has the meaning set forth in Section 9.4 below.

         1.79. "Unassumed Liabilities" means all Liabilities of X Ray other than Current Liabilities; "Unassumed Liabilities" specifically includes Liabilities for interest, current maturities of interest-bearing debt, obligations for Taxes arising on or prior to the Closing Date (including Taxes in respect of the Tax Returns referred to in Sections 6.9 and 7.8) and obligations due to the Sellers (in their respective capacities as shareholders of X Ray), their respective family members or XRI Management Company.

         1.80. "X Ray" has the meaning set forth in the Introduction above.

         1.81. "X Ray Shares" has the meaning set forth in the Introduction above.

         1.82. "XRI Management Company" means XRI Management Company, a Louisiana corporation the capital stock of which is wholly-owned by Manuel and his children.

         1.83. "Year 2000 Compliant" means that the system in question: (i) will correctly and unambiguously process date information at all times, including as the years 1999 and 2000 are approached and reached, and (ii) will not suffer any amends, aborts, improper operation or other interruptions in operation as a result of the approach or reaching of any particular date or the improper computerized processing of any date. Processing of date information includes, but is not limited to, accepting input of dates without ambiguity, outputting all dates in an unambiguous form, and performing calculations, comparisons or operations or taking actions or making decisions using dates, portions of dates or time periods. The concept of Year 2000 Compliance includes all issues relating to the handling of dates or time periods, including the processing of the leap year that will occur in the year 2000. In the case of products that X Ray uses as part of a larger system, then the expression "Year 2000 Compliant" means that the larger system shall be Year 2000 Compliant.

2.       Purchase and Sale of X Ray Shares.

         2.1. Basic Transaction. Each Seller is the record owner of that number of X Ray Shares set forth next to such Seller's name on Exhibit A attached hereto. At the Closing and subject to the terms and conditions of this Agreement, Team agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to Team, all of such Seller's X Ray Shares for the consideration specified in Section 2.2 below and as reflected by Exhibit A. The Parties agree that the transactions contemplated hereunder shall be deemed effective as of the close of business on March 31, 1999.

         2.2. Purchase Price. Team agrees to pay to the Sellers at the Closing, against delivery to Team by the Sellers of X Ray Shares representing 100% of the issued and outstanding capital stock of X Ray, the following (the "Purchase Price"):

                  2.2.1. Cash Portion of the Purchase Price. Team shall pay $7,500,000 (less the Cash portion of the Deferred Payment) in Cash to the Sellers as part of the Purchase Price.

                  2.2.2. Capital Expenditures Portion of the Purchase Price. Team shall pay the amount of the Capital Expenditures to the Sellers in Cash as part of the Purchase Price. Such payment shall be reduced by the amount of indebtedness to Tri-Parish Bank that is related to the assets that are the subject of the Capital Expenditures.

                  2.2.3. Deferred Payment. Team shall deliver (i) $500,000.00 in Cash, and (ii) the Team Stock to the Escrow Agent (such Cash and such Team Stock being referred to as the "Deferred Payment"). Team acknowledges that Sellers have requested that Team issue 5,000 shares of the Team Stock to G.A. Herrera & Co., and Team agrees to comply with such request. Such 5,000 shares shall be included within the Purchase Price paid for the X Ray Shares hereunder; however, the amount of Team Stock constituting the Deferred Payment delivered to the Escrow Agent shall be reduced, share-for-share, by such 5,000 shares. The Deferred Payment shall be held and disposed of in accordance with the terms of the Escrow Agreement.

                  2.2.4. Earn-out Portion of the Purchase Price. Following the Closing, the Sellers shall be entitled to additional consideration of up to $2,500,000 in the aggregate under an earn-out (the "Earn-Out") calculated with respect to the earnings of Team's Mechanical Inspection Services, including those conducted by X Ray and earnings arising directly in connection with Mechanical Inspection Services conducted through Team's branch operations during the periods, and on such terms and conditions as set forth below:

                           2.2.4.1. The maximum amount payable to the Sellers under the Earn-Out shall be $2,500,000.

                           2.2.4.2. The Earn-Out shall be calculated in accordance with Section 2.2.4.3 below, and in accordance with the provisions of this Section 2.2.4. Prior to the calculation of the Earn-Out, the Team Auditors shall have completed the annual audit of Team's consolidated financial statements and delivery of the related audit report thereon for the fiscal year period under examination. Sample calculations of the Earn-Out are attached as Exhibit K for illustrative purposes only. Team shall deliver to the Team Auditors and the Sellers a statement of the calculation of the Earn-Out simultaneously with Team's audit report for each of such periods, which statement shall be delivered no later than the August 31 following the end of each period indicated below. Such calculation shall have been reviewed by the Team Auditors, who shall evidence such review by issuance of an agreed-upon procedures report. Team shall pay the amount owing to the Sellers in respect of the Earn-Out, if any, within thirty (30) days after the delivery of such statement.

                           2.2.4.3. The minimum (or floor) amounts of earnings before interest and taxes of Team's Mechanical Inspection Services, including those conducted by X Ray and earnings arising directly in connection with Mechanical Inspection Services conducted through Team's branch operations ("EBIT," with such minimum amount of EBIT being referred to as the "Floor EBIT") and the base amounts of EBIT ("Base EBIT") for each of such years being as follows:


----------------------------------------------------------------------------------------
          PERIOD                         FLOOR EBIT                            BASE EBIT
----------------------------------------------------------------------------------------
     April 1, 1999 to                    $1,925,000                           $2,275,000
       May 31, 2000
----------------------------------------------------------------------------------------
      June 1, 2000 to                    $2,050,000                           $2,350,000
       May 31, 2001
----------------------------------------------------------------------------------------
      June 1, 2001 to                       None.                             $2,900,000
       May 31, 2002
----------------------------------------------------------------------------------------
      June 1, 2002 to                       None.                             $3,500,000
       May 31, 2003
----------------------------------------------------------------------------------------

                                    (i) If EBIT for a particular period is less than the Floor EBIT, if any, then the Sellers shall not receive anything in respect of the Earn-Out. For periods without a Floor EBIT, if EBIT for such period is less than the Base EBIT, the Sellers shall not receive anything in respect of the Earn-Out.

                                    (ii) For periods in which EBIT is between the Floor EBIT and the Base EBIT, the amount under the Earn-Out that the Sellers shall receive will be equal to (x) a fraction, the numerator of which is the actual EBIT, the denominator of which is the Base EBIT, multiplied by (y) the difference between the actual EBIT and the Floor EBIT, multiplied by (z) 0.50.

                                    (iii) For periods in which EBIT is in excess of the Base EBIT, the amount under the Earn-Out that the Sellers shall receive will be equal to the greater of (x) the difference between the actual EBIT and the Base EBIT, multiplied by 0.50, or (y) $150,000.

                           2.2.4.4. The Earn-Out shall be calculated on a cumulative basis, but paid out annually; however, in no event shall the Sellers have to pay to Team any deficit or cumulative deficit in the Earn-Out calculation, and in no event shall Team have to pay to the Sellers any more than $2,500,000 in the aggregate.

                           2.2.4.5. EBIT shall include only direct and dedicated expenses attributable to Mechanical Inspection Services (regardless of whether such expenses could be classified as overhead or otherwise), with no allocations of existing Team overheads.

                           2.2.4.6. Team covenants and agrees that neither it nor any Team Subsidiary shall take any action the primary purpose of which is to impede the Sellers from achieving the Earn-Out.

                           2.2.4.7. Team covenants and agrees that the Earn-Out shall be guaranteed by X Ray as it is earned.

                           2.2.4.8. Team covenants and agrees that Sellers shall have the right to review the EBIT and Earn-Out calculations, and that the Parties shall first submit any dispute regarding such calculations to informal meetings (whether one or more) of Miller and the President and Chief Operating Officer of Team (or such officer of Team holding a substantially equivalent executive position at the time), who shall in good faith attempt to resolve such dispute during fifteen (15) days after such submission; thereafter, if the Parties are unable to agree upon such calculations, such dispute shall be subject to the arbitration provisions contained in Section 11 of this Agreement.

         2.3.     Escrow Agreement; Right of Setoff.

                  2.3.1. Team shall place the Deferred Payment in escrow at Closing (with such total amount, together with all dividends, distributions and interest thereon from and after the Closing Date, constituting the "Escrow Amount"). The Escrow Amount shall be held by Southwest Bank of Texas, N.A., as escrow agent (the "Escrow Agent"), pursuant to an escrow agreement substantially in the form of Exhibit G hereto (the "Escrow Agreement").

                  2.3.2. Team shall have the right to set off against and deduct (such action being referred to as a "Setoff") from the Deferred Payment payable to the Sellers as provided in Section 2.2.3 above the amount for which (i) Team is entitled to an adjustment to the Purchase Price in connection with a Preliminary Net Working Capital Deficit and a Net Working Capital Deficit, as provided in Section 7.6, and (ii) the Sellers are obligated to indemnify Team, as provided in Section 9 (Team's "Right of Setoff", with each such amount deducted constituting a "Setoff Amount"); the exercise by Team of its Right of Setoff shall not be deemed a default by Team of its obligation under this Agreement to deliver such Deferred Payment to Sellers or any portion thereof.

                  2.3.3. Team may exercise its Right of Setoff as follows: (i) Team shall deliver to the Sellers a notice of setoff stating the asserted Setoff Amount and specifying the basis for the claim giving rise to such Right of Setoff, including a written declaration of the Adverse Consequences incurred (or a statement of Team's reasonable estimate of Adverse Consequences to be incurred, which statement shall derive from an actual asserted or threatened claim or the discovery by Team of facts and circumstances which could reasonably lead to an actual or threatened claim for Adverse Consequences) or, in the case of a Preliminary Net Working Capital Deficit or a Net Working Capital Deficit, the amount of the same (any of such events being referred to as a "Claim"), with a copy being contemporaneously delivered to the Escrow Agent; (ii) the Sellers shall have twenty (20) days following receipt of a Claim to deliver to Team a written objection to such Claim (a "Denial"), with a copy being contemporaneously delivered to the Escrow Agent; (iii) if no Denial is timely interposed by the Sellers, the Setoff Amount shall be deemed agreed upon and the Escrow Agent shall deduct from the Escrow Amount and deliver to Team the Setoff Amount asserted in the Claim; (iv) if a Denial is timely delivered to the Escrow Agent by the Sellers, Team and the Sellers shall negotiate in good faith during the fifteen (15) days following Team's receipt of the Denial to resolve any disagreement over the Claim, and if Team and the Sellers resolve such disagreement they shall, if applicable, jointly execute and deliver to the Escrow Agent a directive ("Release Letter") instructing the Escrow Agent to deduct from the Escrow Amount and deliver to Team the amount agreed to by Team and the Sellers; and
         (v) if a Denial is timely delivered to the Escrow Agent by the Sellers and the Claim cannot be resolved by Team and the Sellers within that fifteen (15) day period, such Claim shall be resolved by arbitration pursuant to Section 11 hereof, and any amounts awarded to Team as a result of such arbitration shall constitute the Setoff Amount which shall be put forth in a Release Letter which Team and the Sellers shall execute and deliver to the Escrow Agent.

                  2.3.4. The Parties agree that, following the resolution of the Preliminary Net Working Capital Deficit or the Preliminary Net Working Capital Surplus in accordance with Section 7.6.1 below, the Escrow Agent shall maintain the remaining Cash portion of the Deferred Payment, if any, in the Escrow Account pending resolution of the Net Working Capital Deficit or Net Working Capital Surplus, as the case may be, in accordance with Section 7.6.2 below. Upon such resolution the Parties shall jointly instruct the Escrow Agent to deliver to Sellers the excess of such Cash above the amount of the Net Working Capital Deficit, if any; or, in the case of a Net Working Capital Surplus, Team shall join with Sellers to instruct the Escrow Agent to deliver to Sellers the entirety of such Cash, and Team shall pay to Sellers (in the proportions set forth on Exhibit A) the amount of such Net Working Capital Surplus in Cash.

                  2.3.5. The Parties agree that the Escrow Agent shall maintain the Team Stock portion of the Deferred Payment in the Escrow Account until the first business day after the first annual anniversary of the Closing Date; from and after such date, the Parties agree that the Escrow Agent shall continue to hold $1,000,000 worth of Team Stock (determined by dividing $1,000,000 by the Valuation Price per share, as such term is defined in Section 6 of the Escrow Agreement), but in no event more than 300,000 shares of Team Stock; the amount of shares of Team Stock in the Escrow Account in excess of such amount shall be released to Sellers. The shares of Team Stock then remaining in the Escrow Account shall continue to be held by the Escrow Agent until the first business day after the second annual anniversary of the Closing Date; from and after such date, the Parties agree that the Escrow Agent shall continue to hold $500,000 worth of Team Stock (determined by dividing $500,000 by the Valuation Price per share, as such term is defined in Section 6 of the Escrow Agreement), but in no event more than 150,000 shares of Team Stock; the amount of shares of Team Stock in the Escrow Account in excess of such amount shall be released to Sellers. The then remaining shares of Team Stock shall continue to be held by the Escrow Agent until the first business day after the third annual anniversary of the Closing Date; on such date, the Parties agree that the Escrow Agent shall release to Sellers all remaining shares of Team Stock held in the Escrow Account. The amount of shares of Team Stock released by the Escrow Agent, as described in this Section 2.3.5, shall be subject to reduction in each case by any asserted and pending Claims. Each Party agrees to join with the other Parties in jointly instructing the Escrow Agent to disburse the Team Stock portion of the Escrow Account in accordance with the provisions of this Section 2.3.5.

                  2.3.6. The Parties agree that the detailed requirements and conditions set forth in this Agreement pertaining to the Escrow Amount and the rights and obligations of Team and Sellers with regard to Claims and disbursements from the Escrow Amount shall continue to apply even though the said requirements and conditions are not incorporated in the Escrow Agreement.

         2.4. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution of this Agreement at the offices of Chamberlain, Hrdlicka, White, Williams & Martin, 1200 Smith Street, Suite 1400, Houston, Texas (with such execution date being referred to as the "Closing Date").

         2.5. Deliveries at the Closing. At the Closing, (i) each of the Sellers will deliver to Team stock certificates representing all of such Seller's X Ray Shares, endorsed in blank or accompanied by duly executed assignment documents,
(ii) Team will deliver to each of the Sellers and the Escrow Agent, as applicable, the consideration specified in Sections 2.2.1, 2.2.2 and 2.2.3 above, (iii) Team will deliver to Manuel 5,000 shares of the common stock of Team, $0.30 par value per share, issued in the name of G.A. Herrera & Co., (iv) Manuel and Team shall enter into the consulting agreement in substantially the form of Exhibit C attached hereto, (v) Miller and Team shall enter into the employment agreement in substantially the form of Exhibit D attached hereto,
(vi) counsel to the Sellers shall deliver to Team an opinion in form and substance as set forth on Exhibit E attached hereto, (vii) Team and the Sellers shall enter into the stock restriction agreement in substantially the form of Exhibit G attached hereto, (viii) the Parties shall enter into the Escrow Agreement with the Escrow Agent, (ix) counsel to Team shall deliver an opinion in form and substance as set forth in Exhibit F attached hereto, and (x) the Parties shall enter into the registration rights agreement in substantially the form of Exhibit I attached hereto.

         2.6. Certain Other Agreements. With regard to those certain personal vehicles transferred from X Ray to Manuel, which vehicles are (i) Silver/Black 1998 Chevrolet, VIN 1GNEC16R9WJ337334, (ii) Beige 1995 Chevrolet Pickup, VIN 2GBEKXS1301557, (iii) Red 1999 Chevrolet Suburban, VIN 1GNFK16R6XJ384510, and
(iv) White 1997 Chevrolet Pickup, VIN 2GCEK19R1V1290221, Team agrees that the consideration for such transfer shall be the reduction to the shareholder debt to X Ray indicated on the face of those certain bills of sale dated April 1, 1999, executed by X Ray in favor of Manuel. On or before the Closing Date, Sellers shall cause the transfer to X Ray from XRI Management Company of all vehicles and related radiography equipment used in the business of X Ray.

3.       Representations and Warranties Concerning the Transaction.

         3.1. Representations and Warranties of the Sellers. Each Seller represents and warrants to Team that the statements with respect to such Seller contained in this Section 3.1 are correct and complete.

                  3.1.1. Authorization of Transaction. Each Seller has the legal power, authority and capacity to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Sellers, enforceable in accordance with its terms and conditions. None of the Sellers needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  3.1.2. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Sellers is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Sellers is a party or by which he is bound or to which any of his assets is subject.

                  3.1.3. Brokers' Fees. In the event the transactions contemplated by this Agreement are consummated, Sellers and/or X Ray are liable for the payment of a broker's fee to G. A. Herrera & Co. The Sellers agree and acknowledge that Team shall not be liable or obligated for the payment of any broker's fees owed by any of the Sellers or X Ray. Other than the broker's fee to G. A. Herrera & Co., none of the Sellers or X Ray has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Team could become liable or obligated.

                  3.1.4. Investment. Each of the Sellers (A) understands that the Team Stock has not been, and may not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Team Stock solely for his own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received Team's most recent Form 10-K report to the SEC and Proxy Statement pursuant to the Securities Exchange Act, and all reports that Team has filed with the SEC pursuant to the Securities Exchange Act since its most recent Form 10-K, and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Team Stock,
         (E) is able to bear the economic risk and lack of liquidity inherent in holding the Team Stock, and (F) is an Accredited Investor.

                  3.1.5. X Ray Shares. Each of the Sellers holds of record and owns beneficially the number of X Ray Shares set forth next to his name on Exhibit A, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. None of the Sellers is a party to any option, warrant, purchase right, or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any capital stock of X Ray (other than this Agreement). None of the Sellers is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of X Ray.

         3.2. Representations and Warranties of Team. Team represents and warrants to the Sellers that the statements contained in this Section 3.2 are correct and complete.

                  3.2.1. Organization of Team. Team is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  3.2.2. Authorization of Transaction. Team has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Team, enforceable in accordance with its terms and conditions. Team does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  3.2.3. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Team is subject or any provision of its respective charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Team is a party or by which it is bound or to which any of its assets is subject.

                  3.2.4. Brokers' Fees. Team has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

                  3.2.5. Investment. Team is not acquiring X Ray Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                  3.2.6. Treatment of Transactions. The transactions contemplated by this Agreement shall be treated for Tax purposes as an acquisition by Team of stock, and shall not be treated for Tax purposes as an asset acquisition. Team shall take no position or action other than in accordance with such treatment.

4. Preparation and Delivery of Disclosure Schedule. Simultaneously with the execution of this Agreement, the Sellers have prepared and delivered to Team a disclosure schedule (the "Disclosure Schedule"), which supplies the various items specified by Section 5 hereof. The mere listing (or inclusion of a copy) of a document or other item on the Disclosure Schedule shall not be deemed adequate to disclose an exception to a representation or warranty made herein unless the representation or warranty has to do with the existence of the document or other item itself. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in
Section 5.

5. Representations and Warranties Concerning X Ray and Its Subsidiaries. The Sellers represent and warrant to Team that the statements contained in this
Section 5 (including the information contained in the Disclosure Schedule delivered by the Sellers to Team pursuant to Section 4 above) are correct and complete.

       5.1. Organization, Qualification, and Corporate Power. X Ray is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. X Ray is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. X Ray has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 5.1 of the Disclosure Schedule lists the directors and officers of X Ray. The Sellers have delivered to Team correct and complete copies of the charter and bylaws of X Ray as amended to date. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of X Ray are correct and complete. X Ray is not in default under or in violation of any provision of its charter or bylaws.

         5.2. Capitalization. The entire authorized capital stock of X Ray consists of 100,000 shares of common stock, no par value per share, of which 5,000 shares are issued and outstanding and 3,000 shares are held in treasury. All of the X Ray Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth in Exhibit A. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require X Ray to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to X Ray. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of X Ray.

         5.3. Noncontravention. Neither the execution and the delivery of this agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which X Ray is subject or any provision of the charter or bylaws of X Ray or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which X Ray is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). X Ray shall not be required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         5.4. Brokers' Fees. In the event the transactions contemplated by this Agreement are consummated, X Ray is liable for the payment of a broker's fee to
G. A. Herrera & Co. Sellers each agree and acknowledge that Team shall not be liable or obligated for the payment of any broker's fees owed by X Ray and/or Sellers. Other than the broker's fee to G. A. Herrera & Co., X Ray has no

Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Team could become liable or obligated.

         5.5. Title to Assets. Except as disclosed by Section 5.5 of the Disclosure Schedule, X Ray has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets acquired and/or disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

         5.6.     Subsidiaries. X Ray does not have any Subsidiaries.

         5.7. Financial Statements. Attached hereto as Section 5.7 of the Disclosure Schedule are the following financial statements (collectively the "Financial Statements"): (i) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 1996 for X Ray, (ii) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow ("Audited Financial Statements") as of and for each of the fiscal years ended December 31, 1997 and December 31, 1998 (the "Most Recent Fiscal Year End") for X Ray; and (iii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the two months ended February 28, 1999 (the "Most Recent Fiscal Month End") for X Ray. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP, present fairly the financial condition of X Ray as of such dates and the results of operations of X Ray for such periods, are correct and complete, and are consistent with the books and records of X Ray (which books and records are correct and complete).

         5.8. Events Subsequent to the date of the Most Recent Financial Statements. Except as disclosed on Section 5.8 of the Disclosure Schedule, since the Most Recent Fiscal Month End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of X Ray. Without limiting the generality of the foregoing, except as disclosed on Section 5.8 of the Disclosure Schedule, since the Most Recent Fiscal Month End:

                  5.8.1. X Ray has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  5.8.2. X Ray has not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

                  5.8.3. no party (including X Ray) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which X Ray is a party or by which it is bound;

                  5.8.4. X Ray has not imposed any Security Interest upon any of its assets, tangible or intangible;

                  5.8.5. X Ray has not made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the Ordinary Course of Business;

                  5.8.6. X Ray has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 or outside the Ordinary Course of Business;

                  5.8.7. X Ray has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $100,000 in the aggregate, except as recorded on the books of X Ray and disclosed in writing to Team;

                  5.8.8. X Ray has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  5.8.9. X Ray has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

                  5.8.10. X Ray has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  5.8.11. there has been no change made or authorized in the charter or bylaws of X Ray;

                  5.8.12. X Ray has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  5.8.13. X Ray has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  5.8.14. X Ray has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property, except as recorded on the books and records of X Ray and disclosed in writing to Team;

                  5.8.15. X Ray has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  5.8.16. X Ray has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  5.8.17. X Ray has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  5.8.18. except for the 1999 Incentive Bonus Program and the 401K Plan established in January 1999, X Ray has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  5.8.19. X Ray has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  5.8.20. X Ray has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  5.8.21. there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving X Ray; and

                  5.8.22.  X Ray has not committed to any of the foregoing.

         5.9. Undisclosed Liabilities. Except as disclosed by Section 5.9 of the Disclosure Schedule, X Ray has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against X Ray giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         5.10. Legal Compliance. Except as disclosed by Section 5.10 of the Disclosure Schedule, X Ray and its Affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         5.11.    Tax Matters.

                  Except as disclosed by Section 5.11 of the Disclosure Schedule, the following statements are correct and complete:

                  5.11.1. X Ray has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by X Ray (whether or not shown on any Tax Return) have been paid or accrued. X Ray currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where X Ray does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of X Ray that arose in connection with any failure (or alleged failure) to pay any Tax.

                  5.11.2. X Ray has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except for those Taxes accrued as a payable on the Final Closing Date Balance Sheet.

                  5.11.3. No Seller or director or officer (or employee responsible for Tax matters) of X Ray expects any taxing authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of X Ray either (A) claimed or raised by any authority in writing or
         (B) as to which any of the Sellers has Knowledge based upon personal contact with any agent of such authority. Section 5.11 of the Disclosure Schedule lists all federal, state, local, and foreign Tax Returns filed with respect to X Ray for taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to Team correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by X Ray since December 31, 1996.

                  5.11.4. X Ray has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  5.11.5. X Ray has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. X Ray has not made any payments, is not obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. X Ray has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). X Ray has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. X Ray is not a party to any Tax allocation or sharing agreement. X Ray (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was X Ray) or (B) has no Liability for the Taxes of any Person (other than X Ray) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  5.11.6. Section 5.11 of the Disclosure Schedule sets forth the following information with respect to X Ray as of the most recent practicable date: (A) the basis of X Ray in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to X Ray and (C) the amount of any deferred gain or loss allocable to X Ray arising out of any Deferred Intercompany Transaction.

                  5.11.7. The unpaid Taxes of X Ray (A) did not, as of the Most Recent Fiscal Month End, exceed the accrual for Tax Liability (rather than any accrual for deferred Taxes established to reflect temporary differences between book basis and Tax basis of assets and liabilities) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that accrual as adjusted through the Closing Date.

         5.12. Real Property. X Ray owns no real property. Section 5.12 of the Disclosure Schedule lists and describes briefly all real property leased or subleased to X Ray. The Sellers have delivered to Team correct and complete copies of the leases and subleases listed in Section 5.12 of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in
Section 5.12 of the Disclosure Schedule:

                  5.12.1. the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                  5.12.2. except for those leases with Manuel and/or Affiliates of Manuel for which Team and Manuel and/or such Affiliate shall enter into one or more new leases, as more specifically provided herein, the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                  5.12.3. no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  5.12.4. no party to the lease or sublease has repudiated any provision thereof;

                  5.12.5. there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                  5.12.6. with respect to each sublease, the representations and warranties set forth in subsections 5.12.1 through 5.12.5 above are true and correct with respect to the underlying lease;

                  5.12.7. X Ray has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                  5.12.8. all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                  5.12.9. all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                  5.12.10. to the Knowledge of Sellers, and except as set forth in Section 5.12.10 of the Disclosure Schedule, the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

         5.13.    Intellectual Property.

                  Except as otherwise disclosed by Section 5.13 of the Disclosure Schedule, the following statements are correct and complete:

                  5.13.1. X Ray owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of X Ray as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by X Ray immediately prior to the Closing hereunder will be owned or available for use by X Ray on identical terms and conditions immediately subsequent to the Closing hereunder. X Ray has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

                  5.13.2. X Ray has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of X Ray has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of X Ray must license or refrain from using any Intellectual Property rights of any third party). To the Sellers' Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of X Ray.

                  5.13.3. Section 5.13.3 of the Disclosure Schedule identifies each patent or registration which has been issued to X Ray with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which X Ray has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which X Ray has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered to Team correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to Team correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 5.13.3 of the Disclosure Schedule also identifies each trade name or unregistered trademark used by X Ray in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 5.13.3 of the Disclosure Schedule:

                           5.13.3.1. X Ray possesses all right, title, and
                  interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                           5.13.3.2. the item is not subject to any outstanding
                  injunction, judgment, order, decree, ruling, or charge;

                           5.13.3.3. no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or to the Sellers' Knowledge is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           5.13.3.4. X Ray has never agreed to indemnify any
                  Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  5.13.4. Section 5.13.4 of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that X Ray uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to Team correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 5.13.4 of the Disclosure Schedule:

                           5.13.4.1. the license, sublicense, agreement, or
                  permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           5.13.4.2. the license, sublicense, agreement, or
                  permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                           5.13.4.3. no party to the license, sublicense,
                  agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           5.13.4.4. no party to the license, sublicense,
                  agreement, or permission has repudiated any provision thereof;

                           5.13.4.5. with respect to each sublicense, the
                  representations and warranties set forth in subsections
                  5.13.4.1 through 5.13.4.4 above are true and correct with respect to the underlying license;

                           5.13.4.6. the underlying item of Intellectual
                  Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           5.13.4.7. no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or to the Sellers' Knowledge is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                           5.13.4.8. X Ray has not granted any sublicense or
                  similar right with respect to the license, sublicense, agreement, or permission.

                  5.13.5. X Ray will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted.

                  5.13.6. None of the Sellers has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of X Ray.

         5.14. Tangible Assets. X Ray owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of Mechanical Inspection Services as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

         5.15. Inventory. The inventory of X Ray consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and is carried at its net realizable value in accordance with GAAP, subject only to the reserve for inventory write down set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of X Ray.

         5.16. Contracts. Section 5.16 of the Disclosure Schedule (i) contains a copy of X Ray's internally-generated list of master service agreements, which are not job specific, and (ii) lists the following contracts and other agreements to which X Ray is a party:

                  5.16.1. any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

                  5.16.2. any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to X Ray, or involve consideration in excess of $10,000;

                  5.16.3. any agreement concerning a partnership, joint venture or limited liability company;

                  5.16.4. any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  5.16.5. any agreement concerning confidentiality or noncompetition;

                  5.16.6. any agreement with any of the Sellers and their Affiliates (other than X Ray);

                  5.16.7. any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  5.16.8.  any collective bargaining agreement;

                  5.16.9. any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

                  5.16.10. any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business; or

                  5.16.11. any agreement under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of X Ray.

Except for such master service agreements, which Sellers have made available for Team's inspection at X Ray's offices, the Sellers have delivered to Team a correct and complete copy of each written agreement listed in Section 5.16 of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 5.16 of the Disclosure Schedule. With respect to each such agreement, except as disclosed by Section 5.16 of the Disclosure Schedule: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to the Sellers' Knowledge, no party has repudiated any provision of the agreement.

         5.17. Notes and Accounts Receivable. All notes and accounts receivable of X Ray are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, and are collectible in the Ordinary Course of Business no later than 60 days after the Closing Date.

         5.18. Powers of Attorney. There are no outstanding powers of attorney executed on behalf of X Ray except for the power of attorney and audit representation letter by X Ray to Wright, Moore, DeHart, Dupuis & Hutchinson for tax matters for X Ray pertaining to all periods through Closing.

         5.19. Insurance. Section 5.19 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which X Ray has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 5 years:

                  5.19.1. the name, address, and telephone number of the agent;

                  5.19.2. the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  5.19.3. the policy number and the period of coverage;

                  5.19.4. the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  5.19.5. a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy, except as disclosed by Section 5.19 of the Disclosure Schedule: (A) the policy is in full force and effect; (B) assuming premiums are paid and the insurer does not cancel the policy or otherwise attempt to void its obligations, then the policy will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) X Ray nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and, to Sellers' Knowledge, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) to Sellers' Knowledge, no party to the policy has repudiated any provision thereof. X Ray has been covered during the past 10 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 5.19 of the Disclosure Schedule describes any self-insurance arrangements affecting X Ray.

         5.20. Litigation. Section 5.20 of the Disclosure Schedule sets forth each instance in which X Ray (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or to Sellers' Knowledge is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 5.20 of the Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of X Ray.

         5.21. Warranty. To Sellers' Knowledge, each and every service provided by X Ray has been in conformity with all applicable contractual commitments and all express and implied warranties, and X Ray has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement, repair or other additional services in respect thereof or other damages in connection therewith, subject only to the reserve for warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of X Ray. Section 5.21 of the Disclosure Schedule includes copies of the standard terms and conditions of service for X Ray.

         5.22. Liability in Respect of Services Provided. Except as may be set forth in Section 5.22 of the Disclosure Schedule, to the Sellers' Knowledge X Ray has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of any services provided by X Ray.

         5.23. Employees. To the Knowledge of the Sellers, no executive, key employee (except for Brandon Stelley who terminated his employment on 2/2/99), or group of employees has any plans to terminate employment with X Ray. X Ray is not a party to or bound by any collective bargaining agreement, nor has X Ray experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. X Ray has not committed any unfair labor practice. The Sellers do not have any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of X Ray.

         5.24.    Employee Benefits.

                  5.24.1. Section 5.24 of the Disclosure Schedule lists each Employee Benefit Plan that X Ray maintains and/or to which X Ray contributes.

                           5.24.1.1. Each such Employee Benefit Plan (and each
                  related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                           5.24.1.2. To the extent applicable, all required
                  reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           5.24.1.3. All contributions (including all employer
                  contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of X Ray. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           5.24.1.4. Each such Employee Benefit Plan which is an
                  Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a).

                           5.24.1.5. The market value of assets under each such
                  Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                           5.24.1.6. The Sellers have delivered to Team correct
                  and complete copies of the plan documents and summary plan descriptions, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  5.24.2. With respect to each Employee Benefit Plan that X Ray and the Controlled Group of Corporations which includes X Ray maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                           5.24.2.1. No such Employee Benefit Plan which is in
                  Employee Pension Benefit Plan (other than any Multiemployer
                  Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

                           5.24.2.2. There have been no Prohibited Transactions
                  with respect to any such Employee Benefit Plan. No Fiduciary has any material Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to Sellers' Knowledge, threatened. There is no Basis for any such action, suit, proceeding, hearing, or investigation.

                           5.24.2.3. X Ray has not incurred, and none of the
                  Sellers has any reason to expect that X Ray will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  5.24.3. X Ray, nor the other members of the Controlled Group of Corporations that includes X Ray contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                  5.24.4. Except for supplemental medical insurance payments for Manuel's parents, which payments will cease on the Closing Date, X Ray does not maintain nor has it maintained, it does not contribute nor has it contributed, and it never has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

         5.25. Guaranties. X Ray is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

         5.26.    Environment, Health, and Safety.

                  5.26.1. Except as set forth on Section 5.26 of the Disclosure Schedule, each of X Ray and its Affiliates has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of X Ray and its Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and each has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                  5.26.2. All properties and equipment used in the business of X Ray have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances (except for radioactive substances identified in Section 5.26 of the Disclosure Schedule).

         5.27. Certain Business Relationships with X Ray. Except (i) as disclosed by Section 5.27 of the Disclosure Schedule, (ii) for XRI Management Company's previous relationship with X Ray, and (iii) Manuel's relationship as lessor to X Ray of the Lafayette and Sulphur facilities, the Sellers have not been involved in any business arrangement or relationship with X Ray within the past 12 months, and none own any asset, tangible or intangible, which is now used in the business of X Ray.

         5.28. Year 2000 Compliance. X Ray's business system, including its computer hardware and software, are Year 2000 Compliant in all material respects necessary for the day to day operation of X Ray's business.

         5.29. Disclosure. The representations and warranties contained in this
Section 5 or in any Exhibit, certificate or Schedule attached hereto do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein or therein not misleading and all such statements, representations, warranties, Exhibits, certificates and Schedules are true, correct and complete in all material respects.

6.       Intentionally Deleted.

7. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

         7.1. General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 below). The Sellers acknowledge and agree that from and after the Closing Team will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to X Ray.

         7.2. Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, audit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving X Ray, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 9 below).

         7.3. Transition. None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of X Ray from maintaining the same business relationships with X Ray and its Subsidiaries after the Closing as it maintained with X Ray prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the business of X Ray to Team from and after the Closing.

         7.4. Confidentiality. Each of the Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Team or destroy, at the request and option of Team, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. Each of the Sellers acknowledges and agrees that all Confidential Information known or obtained by such Seller whether before or after the date hereof, is and shall be the property of X Ray. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify Team promptly of the request or requirement so that Team may seek an appropriate protective order or waive compliance with the provisions of this Section 7.4. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his or its reasonable best efforts to obtain, at the reasonable request of Team, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Team shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         7.5. Team Stock. Each certificate for shares of Team Stock to be issued hereunder will be imprinted with a legend substantially in the following form:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933 ("Act") or any other securities statute, and no reoffer, sale, transfer, pledge or other disposition thereof may be made unless the shares are registered under the Act and any other applicable statute, or, in the written opinion of counsel reasonably satisfactory to the issuer, such transaction will not require registration under the Act or any other securities statute.

                  Full statements of the designations, preferences, limitations and relative rights of the shares of each class of authorized stock of Team, the variations in the relative rights and preferences of the shares of any series of Preferred Stock so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences each series thereof, and of the denial of the preemptive rights of shareholders to acquire unissued or treasury shares of Team, are set forth in the Articles of Incorporation of Team, as amended, which are on file in the Office of the Secretary of State of the State of Texas, copies of which may be obtained without charge on written request to Team at its principal place of business or registered office.

                  The shares represented by this certificate are subject to the provisions of a Stock Restriction Agreement between Team, Inc., E. Patrick Manuel, and B. Dal Miller, and may not be sold or transferred except in accordance with such Stock Restriction Agreement, a counterpart of which has been deposited with the Corporation at its principal office, and a copy of which will be provided to any shareholder upon written request.

         7.6. Preliminary Closing Date Balance Sheet; Final Closing Date Balance Sheet.

                  7.6.1. Within fifteen (15) business days after the Closing Date, the Sellers shall deliver to Team the Sellers' preliminary calculation of the Final Closing Date Balance Sheet described in Section 7.6.2 below ("Preliminary Closing Date Balance Sheet"), which shall set forth a statement of the Sellers' good faith estimate of the Current Assets and the Current Liabilities of X Ray as of March 31, 1999. In the event that the Current Assets fail to exceed the Current Liabilities by $500,000 (the amount of such deficit being referred to as the "Preliminary Net Working Capital Deficit"), then the Purchase Price for the X Ray Shares, as provided in Section 2.2 of this Agreement and as reflected by Exhibit A, shall be retroactively reduced dollar-for-dollar by the amount of such Preliminary Net Working Capital Deficit, and the Sellers agree that such Preliminary Net Working Capital Deficit shall be paid from the Escrow Account under Team's Right of Setoff by means of Team's Claim to the Escrow Agent under Section 2.3.3 above, subject to Sellers' right to object as provided in Section 2.3.3 above. In the event that the Cash portion of the Deferred Payment shall be insufficient to satisfy a Preliminary Net Working Capital Deficit, then the Sellers agree to pay to Team the amount of such Preliminary Net Working Capital Deficit in Cash within five (5) business days after resolution of the Claim for such Preliminary Net Working Capital Deficit under Section 2.3.3 above. In the event that the Current Assets exceed the Current Liabilities by $500,000 or more (the amount of such surplus, if any, being referred to as the "Preliminary Net Working Capital Surplus"), then the Purchase Price for the X Ray Shares, as provided in Section 2.2 of this Agreement and as reflected by Exhibit A, shall be retroactively increased dollar-for-dollar by the amount of the Preliminary Net Working Capital Surplus, and Team shall pay to the Sellers the amount of such difference in Cash within five (5) business days after delivery of the Preliminary Closing Date Balance Sheet. Any Preliminary Net Working Capital Deficit shall be increased dollar-for-dollar by the amount of Unassumed Liabilities, if any, appearing on the Preliminary Closing Date Balance Sheet; any Preliminary Net Working Capital Surplus shall be reduced dollar-for-dollar by the amount of Unassumed Liabilities, if any, appearing on the Preliminary Closing Date Balance Sheet. The adjustment to the Purchase Price described in this Section 7.6.1 shall be borne by the Sellers or payable to the Sellers, as the case may be, in the ratio that the number of X Ray Shares held by such Seller bears to all of the X Ray Shares purchased hereunder by Team.

                  7.6.2. Team shall cause a balance sheet, which shall set forth the Current Assets and the Current Liabilities of X Ray as of March 31, 1999, to be prepared for X Ray and shall cause Team's Auditor to audit such balance sheet ("Final Closing Date Balance Sheet"). Team shall deliver the Final Closing Date Balance Sheet to all Parties promptly upon its completion, which shall be on or before August 31, 1999. Only those accounts receivable existing as of March 31, 1999 and collected within 60 days after the Closing Date shall be included in the Current Assets as stated on the Final Closing Date Balance Sheet. Inventories included within Current Assets as stated on the Final Closing Date Balance Sheet shall be valued at the lower of cost or market price, and, except for radioactive materials included in inventory, shall have been fully used within 90 days after the Closing Date. Radioactive materials included within Current Assets as stated on the Final Closing Date Balance Sheet shall be valued in an amount equal to the historical cost per Curie multiplied by the number of Curies shown to be remaining in accordance with standard depletion charts provided by third-party vendors for such radioactive materials. In the event that the Current Assets fail to exceed the Current Liabilities by $500,000 (the amount of such deficit being referred to as the "Net Working Capital Deficit"), then the Purchase Price for the X Ray Shares, as provided in Section 2.2 of this Agreement and as reflected by Exhibit A, shall be retroactively reduced dollar-for-dollar by the amount of such Net Working Capital Deficit, and the Sellers agree that such Net Working Capital Deficit shall be paid from the Escrow Account under Team's Right of Setoff by means of Team's Claim to the Escrow Agent under Section 2.3.3 above, subject to Sellers' right to object as provided in Section 2.3.3 above. In the event that the Cash portion of the Deferred Payment shall be insufficient to satisfy a Net Working Capital Deficit, then the Sellers agree to pay to Team the amount of such Net Working Capital Deficit in Cash within five (5) business days after resolution of the Claim for such Net Working Capital Deficit under Section 2.3.3 above. In the event that the Current Assets exceed the Current Liabilities by $500,000 or more (the amount of such surplus, if any, being referred to as the "Net Working Capital Surplus"), then the Purchase Price for the X Ray Shares, as provided in Section
2.2 of this Agreement and as reflected by Exhibit A, shall be retroactively increased dollar-for-dollar by the amount of the Net Working Capital Surplus, Team shall pay to the Sellers the amount of such difference in Cash within five
(5) business days after delivery of the Final Closing Date Balance Sheet, and Team shall join with Sellers to instruct the Escrow Agent to deliver to the Sellers the entirety of the Cash in the Escrow Account, as provided by Section
2.3.4 above. Any Net Working Capital Deficit shall be increased dollar-for-dollar by the amount of Unassumed Liabilities, if any, appearing on the Final Closing Date Balance Sheet; any

Net Working Capital Surplus shall be reduced dollar-for-dollar by the amount of Unassumed Liabilities, if any, appearing on the Final Closing Date Balance Sheet. The amount of any Net Working Capital Deficit shall be decreased dollar-for-dollar by the amount of any Preliminary Net Working Capital Deficit paid under Section 7.6.1, and shall be increased dollar-for-dollar by the amount of any Preliminary Net Working Capital Surplus paid under Section 7.6.1; similarly, the amount of any Net Working Capital Surplus shall be increased dollar-for-dollar by the amount of any Preliminary Net Working Capital Deficit paid under Section 7.6.1, and shall be decreased dollar-for-dollar by the amount of any Preliminary Net Working Capital Surplus paid under Section 7.6.1. The adjustment to the Purchase Price described in this Section 7.6.2 shall be borne by the Sellers or payable to the Sellers, as the case may be, in the ratio that the number of X Ray Shares held by such Seller bears to all of the X Ray Shares purchased hereunder by Team.

                  7.6.3. In the event any payments are made on the accounts receivable of X Ray existing as of March 31, 1999, and such underlying account(s) receivable(s) is not included in Current Assets as set forth in
Section 7.6.2 above, Team agrees and covenants to promptly remit to Sellers in Cash all such payments and collections.

                  7.6.4. The expense of the audit conducted by Wright, Moore, DeHart, Dupuis & Hutchinson in connection with the Audited Financial Statements shall be reflected on the Preliminary Closing Date Balance Sheet so as to increase any Preliminary Net Working Capital Deficit or decrease any Preliminary Net Working Capital Surplus on a dollar-for-dollar basis. Similarly, the Liability in respect of Taxes owing on Tax Returns for the period January 1, 1998 through December 31, 1998 shall be reflected on the Preliminary Closing Date Balance Sheet so as to increase any Preliminary Net Working Capital Deficit or decrease any Preliminary Net Working Capital Surplus on a dollar-for-dollar basis.

                  7.6.5. Following final disbursement of the Cash portion of the Deferred Payment in accordance with the provisions of this Section 7.6, Team shall make no further claims for adjustments to the Purchase Price in respect of matters set forth on the Final Closing Date Balance Sheet; provided, however, that Team shall be entitled to claim Adverse Consequences arising in connection with the breach by Sellers of the representations, warranties, and covenants contained in this Agreement and in accordance with the terms and conditions contained in Section 9 hereof.

         7.7. Noncompetition. Each of the Sellers, for and in consideration of the Purchase Price and the covenants and agreements of Team hereunder, agrees that:

                  7.7.1. During the Term, (i) Each of the Sellers shall not, directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operations, financing or control of, be employed by, associated with, or in any manner connected with, lend his name or the name of X Ray, or any similar name to, lend his credit to, or render services or advice to any business the products or activities compete in whole or in part with the products or activities of the Mechanical Inspection Services anywhere within the Territories; provided, however that each of the Sellers may purchase or otherwise acquire any class of securities of any enterprise, (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national securities exchange or have been registered under Section 12(g) of the Securities Exchange Act; (ii) Each of the Sellers shall not, directly or indirectly, for himself or any other person (A) induce or attempt to induce any employee or agent of X Ray or Team or any of its Subsidiaries, to leave the employ of X Ray or Team or any of its Subsidiaries, (B) in any way interfere with the relationship between X Ray or Team or any of its Subsidiaries, and any employee or agent of X Ray or Team or any of its Subsidiaries, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of X Ray or Team or any of its Subsidiaries, or (D) induce or attempt to induce any customer, supplier, licensee or business relation of X Ray or Team or any of its Subsidiaries, to cease doing business with X Ray or Team or any of its Subsidiaries, or in any way interfere with the relationship between any customer, supplier, licensee or business relation of X Ray or Team or any of its Subsidiaries; and (iii) Each of the Sellers shall not, directly or indirectly, either for himself or any other person, solicit the business of any person known to each Seller to be a customer of X Ray or Team or any of its Subsidiaries, whether or not such Seller had personal contact with such person, with respect to products or activities of the Mechanical Inspection Services in the Territories. Team shall have provided the Sellers with written notice and fifteen (15) days to cure such conduct prior to any claim of breach against such Seller with respect to the matters covered in subsections (ii)(B) and (ii)(D).

                  7.7.2. Each of the Sellers agrees that each of the covenants set forth in Section 7.7.1 is reasonable with respect to its duration, geographical area and scope.

                  7.7.3. Each of the Sellers shall not during the Term or at any time after the Term disparage X Ray or Team or any of its Subsidiaries, or the Mechanical Inspection Services or any of the directors, officers, employees, or agents of X Ray or Team or any of its Subsidiaries.

                  7.7.4. In the event that any provision of this Section 7.7 is found to be unenforceable, the Parties agree that this Section 7.7 shall be interpreted, and shall be deemed to be revised, so as to permit its enforcement in accordance with and to the extent permitted by applicable law.

         7.8. Stub Period Tax Return for X Ray. Each of the Sellers covenants and agrees to cause the preparation of and to file all final (including federal income and state and local) Tax Returns for X Ray in all jurisdictions which require such Tax Returns, which shall cover the period from January 1, 1999 until the Closing Date. The Sellers shall file all such Tax Returns as soon as practicable after the Closing, but in no event shall the Sellers file a particular Tax Return later than the date after which such Tax Return would no longer be considered timely filed. Such Tax Returns shall be consistent with the Audited Financial Statements. The Sellers shall provide Team with copies of all such Tax Returns, which shall be true, correct and complete in all material respects. The Liability in respect of such Taxes shown as owing on such Tax Returns shall be paid by X Ray, and shall be reflected on the Final Closing Date Balance Sheet so as to increase any Net Working Capital Deficit or decrease any Net Working Capital Surplus on a dollar-for-dollar basis.

         7.9. Award of Stock Options. The Parties agree and understand that Miller, in connection with his duties and responsibilities under the employment agreement referenced in Section 8.1.9 below, shall be entitled to recommend the award of stock options to key employees of X Ray, subject to approval by Team's Board of Directors. The total amount of the said stock options shall not exceed 50,000, and the maximum amount awarded to any key employee (other than Miller himself) shall not exceed 7,500.

         7.10. Unassumed Liabilities. To the extent that the Sellers have not satisfied and discharged the Unassumed Liabilities on or prior to the Closing Date (or, in the case of the Unassumed Liabilities arising in respect of Seller's obligations under Section 7.8, provided for a reserve or accrual in an amount satisfactory to Team) and the Preliminary Net Working Capital Surplus, Preliminary Net Working Capital Deficit, Net Working Capital Deficit or Net Working Capital surplus, as the case may be, has not been adjusted with respect thereto under Section 7.6.2 above, then the Sellers shall satisfy and discharge the Unassumed Liabilities from time to time after the Closing Date within five
(5) days after written notice from Team.

         7.11. Auditors' Consent. The Sellers shall cause Wright, Moore, DeHart, Dupuis & Hutchinson to consent to the use of their audit report on the Audited Financial Statements by Team in connection with filings with appropriate governmental authorities, including the SEC.

8.       Intentionally Deleted.

9.       Remedies for Breaches of This Agreement.

         9.1.     Survival of Representations and Warranties.

                  9.1.1. The representations, warranties and covenants of the Sellers contained in Sections 3.1, 5.1, 5.2, 5.3, and 5.4 shall survive the Closing and shall continue in full force and effect thereafter forever.

                  9.1.2. The representations, warranties and covenants of the Sellers contained in Section 5.11 shall survive the Closing and shall continue in full force and effect until the expiration of all statutes of limitations applicable with respect thereto.

                  9.1.3. The covenants of Team contained in Section 2.2.4 shall survive until the final settlement of the Earn-Out; the representations, warranties and covenants of Team contained in Section 3.2 shall survive the Closing and continue in full force and effect thereafter forever.

                  9.1.4. All other representations, warranties and covenants of the Parties contained in this Agreement and for which a survival period is not specifically described in Sections 9.1.1, 9.1.2 and 9.1.3 above, shall survive the Closing hereunder until the first business day after the date which is the third annual anniversary of the Closing Date.

         9.2. Indemnification Provisions for Benefit of Team. In the event any Seller breaches (or in the event any third party alleges facts that, if true, would mean a Seller has breached) any of his representations, warranties, and covenants contained in this Agreement, then each such Seller agrees to indemnify Team from and against the entirety of any Adverse Consequences (up to the amount of the Cap, if applicable) Team may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). Each Seller shall indemnify Team from and against the entirety of any Adverse Consequences Team may suffer as a result of any breach of his covenant in Section 2 above and his representations and warranties in Section 3.1 above concerning the transaction, with such indemnity obligations arising only with respect to the particular Seller (whether one or more) who has breached such representations and warranties.

         9.3. Indemnification Provisions for Benefit of the Sellers. In the event Team breaches (or in the event any third party alleges facts that, if true, would mean Team has breached) any of its representations, warranties, and covenants contained herein, then Team agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Sellers may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

         9.4. Matters Involving Third Parties. If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

         9.5. Defense of Third Party Claims. Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim (including any claim related to Taxes owed by X Ray for periods prior to the Closing Date) with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (C) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (D) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with the foregoing, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably). In the event any of the aforesaid conditions in this Section 9.5 fail and/or cease to be satisfied, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, provided that the Indemnified Party keeps the Indemnifying Party informed as to all material matters pertaining to the Third Party Claim), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

         9.6. Indemnification Payments Deemed to be Adjustments to Purchase Price. All indemnification payments under this Section 9 shall be deemed adjustments to the Purchase Price. As to matters involving money damages, Team covenants and agrees to first exercise its Right of Setoff prior to the exercise of any other indemnification remedies it may have under this Section 9 against any of the Sellers.

         9.7. Other Indemnification Provisions. Following the Closing, the foregoing indemnification provisions shall constitute the sole and exclusive remedies any Party may have against any other Party for breach of representation, warranty, or covenant continued in this Agreement, except in the case of fraud, fraudulent inducement, intentional concealment or intentional misrepresentation, and except for Team's failure to pay the Earn-out in accordance with this Agreement, in any of which cases the injured Party shall have such rights and remedies with respect thereto as are provided at law or in equity. Each of the Sellers hereby agrees that he or it will not make any claim for indemnification against X Ray by reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Team against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

         9.8. Threshold. The Parties covenant and agree that the Sellers shall not be liable for any Adverse Consequences under this Section 9 until the aggregate amount for all indemnifiable claims under this Section 9 exceeds $100,000.00. This Section 9.8 shall not apply to the breach by Sellers of those representations, warranties and covenants identified in Section 9.1.1 or 9.1.2, or to the undertaking set forth in Section 9.11.

         9.9. Cap; Timing of Claims. From and after the Closing Date until the first business day after the date that is the first annual anniversary of the Closing Date, the aggregate liability of Sellers for Adverse Consequences under
Section 9 (the "Cap") shall be equal to the Purchase Price. After the date that is the first business day after the first annual anniversary of the Closing Date until the first business day after the date that is the second annual anniversary of the Closing Date, the Cap shall be equal to 66 2/3% of the Purchase Price. After the date that is the first business day after the second annual anniversary of the Closing Date until the first business day after the date that is the third annual anniversary of the Closing Date, the Cap shall be equal to 33 1/3% of the Purchase Price. For purposes of calculating the Purchase Price under this Section 9.9, the Earn-Out shall be included only to the extent paid to Sellers and the Purchase Price shall be subject to all adjustments (except those under this Section 9) provided in this Agreement. A claim for indemnification under this Section 9 must be made prior to the dates referenced in this Section 9.9 in order for the Cap applicable to such date to apply to such claim; similarly, with respect to those representations, warranties and covenants the survival of which is limited under Sections 9.1.2 and 9.1.4, a claim for indemnification under this Section 9 must be made on or prior to the date of expiration of such survival period. Notwithstanding anything to the contrary herein contained, the Cap shall be unlimited (and the limitations on Sellers' liability contained in this Section 9.9 shall be of no force or effect) for the breach of those representations, warranties and covenants identified in Sections 9.1.1 and 9.1.2, or to the undertaking set forth in Section 9.11.

         9.10. Other Covenants. If a claim, including a Third Party Claim, is covered by insurance, the Indemnified Party shall diligently prosecute the corresponding claim under such insurance policy and any insurance proceeds received shall either be paid to the Indemnified Party in respect of such claim or remitted to the Indemnifying Party (to the extent that such Indemnifying Party has paid Adverse Consequence with respect to such claim). Manuel's responsibility for Adverse Consequences for which Team is entitled to indemnity under this Section 9 shall be equal to 90% of such Adverse Consequences; Miller's responsibility for Adverse Consequences for which Team is entitled to indemnity under this Section 9 shall be equal to 10% of such Adverse Consequences. The Sellers shall be severally, but not jointly, liable for Adverse Consequences for which Team is entitled to indemnity under this Section
9. It is the intention of the Parties that Sellers shall not be solidarily liable for Adverse Consequences.

         9.11. Certain Undertaking of Sellers. Sellers agree to indemnify Team from and against the entirety of any Adverse Consequences Team may suffer through and after the date hereof from, arising out of, relating to, in the nature of, or caused by Tara Vezina v. X-Ray Inspection, Inc., EEOC Charge No. ###-##-####, disclosed on Section 5.20 of the Disclosure Schedule.

10.      Intentionally Deleted.

11.      Miscellaneous.

         11.1. Press Releases and Public Announcements. Sellers shall not issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of Team. Team shall, after the execution of this Agreement by the Parties and payment of the consideration provided in Sections 2.2.1, 2.2.2 and 2.2.3 above, issue a press release and make such public disclosure with respect to the Agreement as it believes in good faith is appropriate and/or is required by applicable law or any listing or trading agreement concerning its publicly-traded securities and will use its reasonable best efforts to timely provide the Sellers with a copy of such press release and public announcement .

         11.2. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         11.3. Entire Agreement. This Agreement (including the documents and exhibits referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof. As among the Parties, in the event of any conflict between the provisions of the Escrow Agreement and this Agreement, the provisions of this Agreement shall control.

         11.4. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Team and the Sellers; provided, however, that Team may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Team nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         11.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         11.6. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.7. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Sellers:                                   Copy to:

         c/o X Ray Inspection, Inc.                                    Liskow & Lewis
         102 Row 3                                                     822 Harding Street
         Lafayette, Louisiana 70508                                    Lafayette, Louisiana 70503
         P.O. Box 51651                                                P.O. Box 52008
         Lafayette, Louisiana 70505                                    Lafayette, Louisiana 70505
         Facsimile:  (318) 233-1470                                    Attn:    Mr. Billy J. Domingue
                                                                       Facsimile:  (318) 267-2398

         If to Team:                                                   Copy to:

         Team, Inc.                                                    Chamberlain, Hrdlicka, White,
         200 Hermann Drive                                               Williams & Martin
         Alvin, Texas 77511                                            1200 Smith Street, Suite 1400
         P.O. Box 123                                                  Houston, Texas 77002-4310
         Alvin, Texas 77512-0123                                       Attn:    Mr. Sidney B. Williams
         Attn:    Philip J. Hawk, Chairman and CEO                     Facsimile:  (713) 658-2553
         Facsimile:  (281) 388-5583

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         11.8. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

         11.9. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Team and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         11.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         11.11. Expenses. Each of the Parties, X Ray will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that X Ray has not borne or will not bear any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby; provided, however, to the extent that X Ray has borne such costs and expenses, Sellers agree to cause such costs and expenses to be reflected in such a way so as to increase the Preliminary Net Working Capital Deficit and the Net Working Capital Deficit or decrease the Preliminary Net Working Capital Surplus and the Net Working Capital Surplus, as the case may be, as contemplated under Sections 7.6.1 and 7.6.2, respectively. Team shall pay all costs associated with the compilations and restatement performed by Wright, Moore, DeHart, Dupuis & Hutchinson in connection with the adjustments to the Audited Financial Statements to Team's fiscal year, which costs Team shall treat as an acquisition expense. With regard to the transfer of certain vehicles and related radiography equipment from XRI Management Company to X Ray, Team, on the one hand, and Sellers, on the other hand, shall each pay 50% of any State of Louisiana transfer taxes imposed with respect to such transfers.

         11.12. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         11.13. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         11.14. Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 11.15 below), in addition to any other remedy to which they may be entitled, at law or in equity.

         11.15. Arbitration. All disputes, controversies or claims arising out of the transaction evidenced by this Agreement, or between or among the Parties hereto, including but not limited to those arising out of or relating to this Agreement or any related instruments, agreements, or documents, including any claim from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of the American Arbitration Association or any successor thereof ("AAA"), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any Party to this agreement or any related instruments, agreements, or documents may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this agreement applies in any court having jurisdiction over such action.


                  11.15.1. Special Rules. The following "Special Rules" shall apply to all arbitrations hereunder:

                  11.15.2. Commencement. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

                  11.15.3. Three Arbitrators. The arbitration shall be conducted before a tribunal composed of three neutral arbitrators each of whom shall sign an oath agreeing to be bound by the code of ethics for arbitrators in commercial disputes promulgated by the AAA for neutral arbitrators. Each Party shall appoint an arbitrator, obtain its appointee's acceptance of such appointment, and deliver written notification of such appointment and acceptance to the other Party within 30 days after delivery of the notice of arbitration.

                  11.15.4. Appointment of Chairman. The two Party-appointed arbitrators shall jointly appoint the third arbitrator from the AAA "blue ribbon" panel for commercial disputes. If the appointment of the third arbitrator is not effected within 30 days, then, upon the joint request of the Parties or the request of either of them, the appointing authority shall appoint the third arbitrator, obtain acceptance of such appointment and acceptance. The third arbitrator shall serve as the chairman of the tribunal.

                  11.15.5. Qualifications of Chairman. The chairman shall be a lawyer admitted to the bar of the State of Texas who shall have practiced for at least 12 years, shall speak, read and write the English language fluently, shall have expertise in commercial litigation, and be either a former judicial officer or an active partner in a law firm of no less than 50 lawyers.

                  11.15.6. Unavailability of Blue Ribbon Panelists. If for any reason members of the blue ribbon panel are not available to serve as arbitrators or as chairman, then other commercial arbitrators of the AAA may serve, provided that preference shall be given to former judicial officers or active partners or shareholders in a law firm of no less than 50 lawyers with expertise in commercial litigation.

                  11.15.7. Impartiality. It is the intent of the Parties to avoid the appearance of impropriety due to bias or partiality on the part of any arbitrator. Prior to his or her formal appointment, each arbitrator shall disclose to the Parties and to the other members of the tribunal, any financial, fiduciary, kinship or other relationship between that arbitrator and any Party or its counsel, or between that arbitrator and any individual or entity with any financial, fiduciary, kinship or other relationship with any Party. For the purpose of this Agreement, "appearance of impropriety" shall be defined as such relationship or behavior as would cause a reasonable person to believe that bias or partiality on the part of the arbitrator may exist in favor of any Party.

                  11.15.8. Written Opinion. Any award or portion thereof, whether preliminary or final, shall be in a written opinion containing findings of fact and conclusions of law signed by each arbitrator. The arbitrator dissenting from an award or portion thereof shall issue a dissent from the award or portion thereof in writing, stating the reasons for his dissent.

                  11.15.9. Framing of Issues. The notice of arbitration shall contain a statement of any dispute in sufficient detail to apprise the other party of (i) the nature and scope of each dispute, (ii) the initiating party's position and (iii) the relief sought. Each other party shall, within 45 days after receipt of the notice, or within such other period of time as the parties may agree, deliver its answer to the initiating party, which shall contain its statement of the dispute, its positions and any counterclaims and the relief that it seeks. The initiating party shall then have 45 days, or such other period of time as the parties may agree, to deliver its reply to any counterclaim raised in the answer. No amendments to the notice, answer or reply shall be permitted without the consent of the other parties or of the arbitrators.

                  11.15.10. Discovery. The Parties agree that discovery shall be handled expeditiously. The Parties shall be entitled to a reasonable number of depositions, the final number which may be decided by the arbitrators if the Parties cannot agree. Interrogatories and requests for production may be used by the Parties under the Texas Rules of Civil Procedure. All disputes regarding discovery shall be promptly resolved by the arbitrators.

                  11.15.11. Locale. The locale for the arbitration shall be in Houston, Texas, unless otherwise agreed by the Parties.

                  11.15.12. Reservation of Rights. Nothing in this arbitration provision shall be deemed to limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement.

                    SIGNATURES APPEAR ON THE FOLLOWING PAGE.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                         TEAM:

                                         TEAM, INC.


                                         By: /s/ PHILIP J. HAWK
                                            ------------------------------------
                                             Philip J. Hawk, Chairman and CEO


                                         SELLERS:

                                         /s/ E. PATRICK MANUEL
                                         ---------------------------------------
                                         E. Patrick Manuel

                                         /s/ B. DAL MILLER
                                         ---------------------------------------
                                         B. Dal Miller

                                    EXHIBIT A

                                SHAREHOLDER LIST



NAME OF                       NO. OF X RAY SHARES           CASH DELIVERED AT             DEFERRED PAYMENT
SHAREHOLDER                   HELD                          CLOSING
------------------------------------------------------------------------------------------------------------
E. Patrick Manuel                           4,500           $6,300,000, plus 90%          535,500* shares of
                                                            of the Capital                Team Stock and
                                                            Expenditures                  $450,000 in Cash
------------------------------------------------------------------------------------------------------------
B. Dal Miller                                 500           $700,000, plus 10%            59,500* shares of
                                                            of the Capital                Team Stock and
                                                            Expenditures                  $50,000 in Cash
-------------------------------------------------------------------------------------------------------------

* After adjustment for the 5,000 shares of Team Stock to be issued to G.A. Herrera & Co.

                                    EXHIBIT B

                              CAPITAL EXPENDITURES

                                                                      EXHIBIT 2

                                     ANNEX I

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
                                       OF
                        SELLERS CONTAINED IN SECTION 3.1


                                      None.

                                    ANNEX II

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
                                       OF
                          TEAM CONTAINED IN SECTION 3.2

                                      None.

                                                                      EXHIBIT 2

                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT ("Agreement") is made as of April 9, 1999 (the "Effective Date"), by and between TEAM, INC., a Texas corporation (the "Company"), and E. PATRICK MANUEL ("Consultant").

                                  INTRODUCTION

         Of even date herewith, the Company has consummated the transactions contemplated under that certain Stock Purchase Agreement, of even date herewith ("Stock Purchase Agreement"), by and among the Company, E. Patrick Manuel and B. Dal Miller. Under the Stock Purchase Agreement, the Company has acquired all of the capital stock of X-Ray Inspection, Inc., a Louisiana corporation ("X Ray"). In order to assist the Company in the transition of management, and for such other purposes as set forth below, the Company desires to engage Consultant, and Consultant desires to accept such engagement, to provide consulting services to the Company pursuant to the terms hereof. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Stock Purchase Agreement.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                                    AGREEMENT

         1. Engagement of Consultant. The Company hereby engages Consultant, and Consultant hereby accepts such engagement, to provide consulting services to the Company upon the terms and conditions contained herein. Upon reasonable notice to Consultant from the Company, Consultant shall be available to consult with the Board of Directors, the officers, and other executive employees of the Company and its subsidiaries as directed by the chief executive officer of the Company concerning matters pertaining to the organization, operation and management of the Company's Mechanical Inspection Services business (which includes, without limitation, the organization, operation and management of X
Ray), the fiscal policy pertaining to the Mechanical Inspection Service business, the relationship of the Company with the Mechanical Inspection Service business' employees or with any organization representing such employees, the transition of management of the Mechanical Inspection Service business from X Ray to the Company, and in general, concerning any problems of importance with respect to the business affairs of the Company related to the Mechanical Inspection Service business as may be reasonably requested from time to time by the chief executive officer of the Company. In connection with such services, from and after the Effective Date and continuing until the fourth annual anniversary of the Effective Date, the Company shall invite Consultant to attend all regular meetings of the Board of Directors of the Company and Consultant shall serve as a director of X Ray. Consultant's engagement hereunder shall not require that Consultant work more than 1,020 hours per year. While the parties understand that Consultant shall work primarily from the Lafayette, Louisiana office of X Ray, Consultant acknowledges that the Company is now and intends to continue to be an international provider of industrial services, and that the Mechanical Inspection Services business is a part of such industrial services, and as such, the Company may require, upon reasonable notice to Consultant, that Consultant travel significantly outside of the Lafayette, Louisiana office of X Ray. The Company agrees that

Consultant's travel shall be reasonable in scope and duration and shall be appropriate when considered in the light of the Company's business objectives for the Mechanical Inspection Services business.

         2.       Term of and Termination of Consultancy.

                  2.1. General. The term of this Agreement shall begin on the Effective Date and continue until the fifth annual anniversary thereof ("Term"). The Company and Consultant agree that Consultant's consultancy hereunder may be terminated by the Consultant resigning or by the Company's declaration of termination with or without "Cause" at any time, subject to the terms of this
Section 2. Such termination shall be effective upon delivery of written notice from the acting party to the other of its election to terminate the consultancy pursuant to this Section 2. "Cause" shall mean the termination of the Consultant's consultancy by the Company by reason of (i) Consultant's breach of a material provision of this Agreement after reasonable written notice and opportunity to cure such breach; (ii) the conviction of, or the entering of a guilty plea or no contest plea by, the Consultant for a crime involving moral turpitude by a court of competent jurisdiction; (iii) the commission by the Consultant of an act of fraud upon the Company or any of its affiliates; (iv) the misappropriation of any funds or property of the Company or any of its affiliates by the Consultant; or (v) the failure by the Consultant to perform material duties assigned to him or to comply with any written Company policy after reasonable written notice and opportunity to cure such performance or compliance, as the case may be.

                  2.2. Termination for Cause or Resignation. If the Company terminates the Consultant's consultancy for Cause or the Consultant voluntarily resigns, the Company shall pay the Consultant's compensation under Section 3 earned through the date of termination, but all other rights of Consultant arising hereunder shall be canceled and terminated in all respects concurrently with such termination of the consultancy.

                  2.3. Termination Without Cause. In the event that the Consultant's consultancy is terminated by the Company without Cause, the Company shall, subject to the terms of Section 2.4 below, pay the Consultant's compensation under Section 3 through the remainder of the Term, but all other rights of Consultant arising hereunder shall be canceled and terminated in all respects concurrently with such termination of consultancy.

                  2.4. Disability; Death. If at any time during the Term Consultant is unable, due to physical or mental disability, to perform effectively his duties hereunder, or if Consultant should die during the Term, then Consultant's consultancy and the Company's obligations hereunder shall terminate as of the end of the month in which Consultant's disability or death, as the case may be, occurs. Consultant shall be deemed to have incurred a disability if Consultant suffers a physical or mental condition which, in the reasonable judgment of the Board, prevents Consultant from engaging in any substantial consultancy with the Company for a period of more than three (3) months.

         3. Compensation. As consideration for the consulting services to be provided by Consultant hereunder, the Company shall pay to Consultant equal monthly installments of $10,000.00 each during the Term. Consultant's compensation hereunder shall be charged to X Ray. During the Term, the Company shall reimburse Consultant for all reasonable and necessary (as determined by the Company from time to time) out-of-pocket business expenses incurred by Consultant in rendering consulting services required under the terms of this Agreement pursuant to expense reports filed in accordance with the Company's policies in effect from time to time. The Company shall provide Consultant with a monthly vehicle allowance of $450.00.

         4. Independent Contractor. Consultant acknowledges that he is an independent contractor and not an agent or employee of the Company. As a consequence thereof, Consultant shall be free to determine, in his sole discretion, the methods and techniques, that in his opinion, will best accomplish the performance of his consulting services; provided, however, that such methods and techniques shall be in accordance with good and reputable business practices. Consultant acknowledges that he is solely responsible for the payment of any taxes due at any time in connection with the compensation paid to him under this Agreement, and for obtaining such insurance coverage (whether medical or otherwise) as Consultant desires, at Consultant's sole cost and expense.

         5. No Agency. Consultant is authorized to represent himself as an independent contractor of the Company, but shall have no authority to and shall not represent that he has authority to bind the Company in any manner.

         6. Governing Law. The substantive laws of the State of Louisiana, excluding any law, rule or principle which might refer to the substantive law of another jurisdiction, will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof.

         7. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

            7.1.  If to the Consultant:     Pat Manuel
                                            1206 Hwy 190 West
                                            Eunice, LA 70535

                  with a copy to:           Liskow & Lewis
                                            822 Harding Street
                                            Lafayette, Louisiana  70503
                                            P. O. Box 52008
                                            Lafayette, Louisiana  70505
                                            Attn:  Mr. Billy J. Domingue
                                            Facsimile:  (318) 267-2398

            7.2.  If to the Company:        Team, Inc.
                                            200 Hermann Drive
                                            Alvin, Texas 77511
                                            P.O. Box 123
                                            Alvin, Texas 77512-0123
                                            Attn: Philip J. Hawk, Chairman
                                                  and CEO
                                            Facsimile:  (281) 388-5583

                  with a copy to:           Chamberlain, Hrdlicka, White,
                                            Williams & Martin
                                            1200 Smith Street, Suite 1400
                                            Houston, Texas 77002-4310
                                            Attn:  Mr. Sidney B. Williams
                                            Facsimile:  (713) 658-2553

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         8. Assignment. This Agreement is personal to the Consultant, and he shall not assign any of his rights or delegate any of his duties hereunder without the prior written consent of the Company. Neither the Consultant nor his spouse will have the right to commute, encumber, or otherwise dispose of any prospective payments under this Agreement. The Company shall not assign any of its rights or delegate any of its duties hereunder without the prior written consent of Consultant, except that the Company may assign any of its rights or delegate any of its duties hereunder to any of its wholly-owned subsidiaries (regardless of whether such ownership is direct or indirect).

         9. Binding Upon Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

         10. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Consultant with respect to the terms of the engagement of the Consultant by the Company and supersedes all prior agreements and understandings, whether written or oral, between them concerning such terms of such engagement.

         11.      Waiver and Amendments; Cumulative Rights and Remedies.

                  11.1. This Agreement may be amended, modified or supplemented, and any obligation hereunder may be waived, only by a written instrument executed by the parties hereto. The waiver by either party of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach.

                  11.2. No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies hereunder are cumulative and are in addition to all other rights and remedies provided by law, agreement or otherwise.

                  11.3. The obligations of the parties hereto and such parties' rights and remedies hereunder are in addition to all other obligations of such parties, and all rights and remedies of such parties, created pursuant to any other agreement.

         12. Construction. Each party to this Agreement has had the opportunity to review this Agreement with legal counsel. This Agreement shall not be construed or interpreted against any party on the basis that such party drafted or authored a particular provision, parts of or the entirety of this Agreement.

         13. Severability. In the event that any provision or provisions of this Agreement is held to be invalid, illegal or unenforceable by any court of law or otherwise, the remaining provisions of this Agreement shall nevertheless continue to be valid, legal and enforceable as though the invalid or unenforceable parts had not been included therein. In addition, in such event the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible with respect to those provisions which were held to be invalid, illegal or unenforceable.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                              THE COMPANY:

                              TEAM, INC.


                              By:
                                 -----------------------------------------------
                                   Philip J. Hawk, Chairman and CEO


                              CONSULTANT:


                              --------------------------------------------------
                              E. Patrick Manuel

                                                                      EXHIBIT 2

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made as of April 9, 1999 ("Effective Date") by and between TEAM, INC., a Texas corporation, (the "Company"), and B. DAL MILLER (the "Employee").

                                  INTRODUCTION

         Of even date herewith, the Company has consummated the transactions contemplated under that certain Stock Purchase Agreement, of even date herewith ("Stock Purchase Agreement"), by and among the Company, E. Patrick Manuel, and
B. Dal Miller. Under the Stock Purchase Agreement, the Company has acquired all of the capital stock of X-Ray Inspection, Inc., a Louisiana corporation ("X Ray"). Employee has served in a managerial capacity with X Ray, and the Company desires to employ Employee, and Employee desires to be employed by the Company, on the terms and conditions herein contained. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Stock Purchase Agreement.

                                    AGREEMENT

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. Employment. The Company hereby agrees to employ the Employee and the Employee hereby agrees to work for the Company under the terms and conditions set forth herein.

         2. Term of Employment. The term of this Agreement ("Term") shall begin on the Effective Date and shall continue in effect for a period of five years after the Effective Date, in accordance with the terms and conditions contained herein.

         3. Scope of Duties; Covenants.


                  3.1. Throughout the Term, the parties covenant and agree that the Employee shall be employed by the Company as its Vice President and General Manager - Mechanical Inspection Services, and in such position shall serve as a full-time employee of the Company, perform the duties which are customary to that office and such other reasonable duties as the Company's board of directors ("Board") shall from time to time specify, and shall report directly to the Company's President. Such duties shall include, without limitation, responsibility for the organization, operation and management of the Company's Mechanical Inspection Services business (which includes, without limitation, the organization, operation and management of X Ray). In connection with Employee's employment hereunder, Employee shall serve as a director of X Ray beginning on the Effective Date and continuing until the fourth annual anniversary of the Effective Date. While the parties understand that Employee shall work primarily from the Lafayette, Louisiana office of X Ray, Employee acknowledges that the Company is now and intends to continue to be an international provider of industrial services, and that the Mechanical Inspection Services business is a part of such industrial services, and as such, the Company may require that Employee travel significantly outside of the Lafayette, Louisiana office of X Ray. The Company agrees that Employee's travel shall be reasonable in scope and duration and shall be appropriate when considered in the light of the Company's business objectives for the Mechanical Inspection Services business.

                  3.2. So long as he is employed by the Company, the Employee shall, consistent with the time commitments contained in Section 3.1 above, devote his skill, energy and best efforts to the faithful discharge of his duties as an employee of the Company. The Employee agrees that in the provision of all services to the Company, he will comply with and follow all lawful directives, policies, standards and regulations from time to time established by the Board.

                  3.3. The Employee represents and warrants that Employee is under no contractual or other restrictions or obligations which will significantly limit the performance of Employee's obligations under this Agreement or which will prohibit or limit the disclosure or use by the Employee of any information which directly or indirectly relates to the business of the Company or the services to be rendered by the Employee under this Agreement.

         4.       Compensation.

                  4.1. During the Term as defined above, the Company shall pay the Employee a base salary, payable in equal periodic installments in accordance with the Company's customary payroll practices, not less frequently than monthly, in an amount no less than that which is set forth on Schedule A and identified as "Base Compensation" thereon.

                  4.2. On the Effective Date, the Company shall pay the Employee a sign-on bonus in accordance with the provisions set forth on Schedule A ("Sign-On Bonus").

                  4.3. During the Term as defined above, the Company shall pay the Employee a bonus in accordance with the provisions set forth on Schedule A ("Bonus").

                  4.4. All payments of salary and other compensation to the Employee shall (i) be made after deduction of any taxes which are required to be withheld with respect thereto under applicable federal and state laws, and (ii) be charged to X Ray.

         5. Vacation/Personal Time. Employee shall be entitled to leave for vacation and personal time off consistent with the terms and conditions set forth on Schedule A hereof. For purposes of this Agreement, "personal time off" shall include time taken off by Employee on account of illness, family emergency or death in the immediate family.

         6. Fringe Benefits; Expenses. So long as the Employee is employed by the Company, the Employee shall be entitled to participate in any employee benefit plans sponsored by the Company generally for the employees of the Company serving in similar employment capacities as the Employee and as determined from time to time by the Company and on terms at least as favorable to Employee as are generally offered to other employees of the Company serving in a similar capacity. The Company shall also reimburse Employee for his reasonable and necessary (as determined by the Company from time-to-time) out-of-pocket business expenses incurred in connection with his employment under this Agreement pursuant to expense reports filed in accordance with the Company's policies in effect from time to time.

         7.       Termination.

                  7.1. General. The Company and Employee agree that Employee's employment hereunder may be terminated by the Employee resigning or by the Company's declaration of termination with or without "Cause" at any time, subject to the terms of this Section 7. Such termination shall be effective upon delivery of written notice from the acting party to the other of its election to terminate employment pursuant to this Section 7. "Cause" when used in connection with the termination of employment with the Company, shall mean the termination of the Employee's employment by the Company by reason of (i) Employee's breach of a material provision of this Agreement after reasonable written notice and opportunity to cure such breach; (ii) the conviction of, or the entering of a guilty plea or no contest plea by, the Employee for a crime involving moral turpitude by a court of competent jurisdiction; (iii) the commission by the Employee of an act of fraud upon the Company or any of its affiliates; (iv) the misappropriation of any funds or property of the Company or any of its affiliates by the Employee; or (v) the failure by the Employee to perform material duties assigned to him or to comply with any written Company policy after reasonable written notice and opportunity to cure such performance or compliance, as the case may be.

[GRAPHIC OMITTED]

                  7.2. Termination for Cause or Resignation. If the Company terminates the Employee's employment for Cause or the Employee voluntarily resigns, the Company shall pay the Employee's Base Compensation earned through the date of termination (which shall include accrued but unused vacation), but all rights to any other compensation or benefits arising hereunder shall be canceled and terminated in all respects, except for Employee's rights under COBRA, concurrently with such termination of employment.

                  7.3. Termination Without Cause. In the event that the Employee's employment is terminated by the Company without Cause, the Company shall, subject to the terms of Section 7.4 below, pay the Employee's Base Compensation through the remainder of the Term, but all rights to any other compensation or benefits arising hereunder shall be canceled and terminated in all respects, except for Employee's rights under COBRA, concurrently with such termination of employment.

                  7.4. Disability; Death. If at any time during the term of this Agreement, Employee is unable, due to physical or mental disability, to perform effectively his duties hereunder, the Company shall continue payment of compensation as provided in Section 4 during the first six months of such disability to the extent not covered by the Company's disability insurance policies. Upon the expiration of such six month period, the Company, at its sole option, may continue payment of Employee's salary for such additional periods as the Company elects, or may terminate this Agreement without any further obligations hereunder, except for Employee's rights under COBRA. If Employee should die during the term of this Agreement, Employee's employment and the Company's obligations hereunder shall terminate, except for Employee's spouse's rights under COBRA, if any, as of the end of the month in which Employee's death occurs and there will be no salary continuation period. Employee shall be deemed to have incurred a disability if Employee suffers a physical or mental condition which (i) satisfies the definition of "total disability" in the Company's disability insurance policies, or (ii) if no such policy or plan is then covering Employee, in the reasonable judgment of the Board, prevents Employee from engaging in any substantial gainful employment with the Company for a period of more than six (6) months.

         8. Governing Law. The substantive laws of the State of Louisiana, excluding any law, rule or principle which might refer to the substantive law of another jurisdiction, will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof.

         9. Notice. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         9.1.     If to the Employee:       P. O. Box 51651
                                            Lafayette, Louisiana  70505

                  with a copy to:           Liskow & Lewis
                                            822 Harding Street
                                            Lafayette, Louisiana  70503
                                            P. O. Box 52008
                                            Lafayette, Louisiana  70505
                                            Attn:  Mr. Billy J. Domingue
                                            Facsimile:  (318) 267-2398

         9.2.     If to the Company:        Team, Inc.
                                            200 Hermann Drive
                                            Alvin, Texas 77511
                                            P.O. Box 123
                                            Alvin, Texas 77512-0123
                                            Attn:  Philip J. Hawk, Chairman and
                                                   CEO
                                            Facsimile:  (281) 388-5583

                  with a copy to:           Chamberlain, Hrdlicka, White,
                                              Williams & Martin
                                            1200 Smith Street, Suite 1400
                                            Houston, Texas 77002-4310
                                            Attn:  Mr. Sidney B. Williams
                                            Facsimile:  (713) 658-2553

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         10. Assignment. This Agreement is personal to the Employee, and he shall not assign any of his rights or delegate any of his duties hereunder without the prior written consent of the Company. Neither the Employee nor his spouse will have the right to commute, encumber, or otherwise dispose of any prospective payments under this Agreement. The Company shall not assign any of its rights or delegate any of its duties hereunder without the prior written consent of Employee, except that the Company may assign any of its rights or delegate any of its duties hereunder to any of its wholly-owned subsidiaries (regardless of whether such ownership is direct or indirect).

         11. Binding Upon Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

         12. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Employee with respect to the terms of employment of the Employee by the Company and supersedes all prior agreements and understandings, whether written or oral, between them concerning such terms of employment.

         13. Waiver and Amendments; Cumulative Rights and Remedies.

                  13.1. This Agreement may be amended, modified or supplemented, and any obligation hereunder may be waived, only by a written instrument executed by the parties hereto. The waiver by either party of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach.

                  13.2. No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies hereunder are cumulative and are in addition to all other rights and remedies provided by law, agreement or otherwise.

                  13.3. The obligations of the parties hereto and such parties' rights and remedies hereunder are in addition to all other obligations of such parties, and all rights and remedies of such parties, created pursuant to any other agreement.

         14. Construction. Each party to this Agreement has had the opportunity to review this Agreement with legal counsel. This Agreement shall not be construed or interpreted against any party on the basis that such party drafted or authored a particular provision, parts of or the entirety of this Agreement.

         15. Severability. In the event that any provision or provisions of this Agreement is held to be invalid, illegal or unenforceable by any court of law or otherwise, the remaining provisions of this Agreement shall nevertheless continue to be valid, legal and enforceable as though the invalid or unenforceable parts had not been included therein. In addition, in such event the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible with respect to those provisions which were held to be invalid, illegal or unenforceable.

         IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement on the Effective Date.

                                       TEAM, INC.



                                       By:
                                          --------------------------------------
                                           Philip J. Hawk, Chairman and CEO


                                       EMPLOYEE:



                                       -----------------------------------------
                                       B. Dal Miller

                                                                      EXHIBIT 2

DIRECT DIAL NO. (713) 658-2516

   SIDNEY B. WILLIAMS, P.C.
            PARTNER



                                  April 9, 1999

E. Patrick Manuel
B. Dal Miller
P.O. Box 51651
Lafayette, Louisiana 70505

Ladies and Gentlemen:

         We have acted as counsel to TEAM, INC., a Texas corporation ("Team"), in connection with the Stock Purchase Agreement, dated April 9, 1999 (the "Purchase Agreement"), by and among Team, E. PATRICK MANUEL ("Manuel"), and B. DAL MILLER ("Miller"), regarding the sale to Team by Manuel and Miller of their shares of capital stock of X-RAY INSPECTION, INC., a Louisiana corporation (the "Company"). This opinion is delivered to you as required by the Purchase Agreement. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Purchase Agreement.

         We have examined copies, certified or otherwise identified to our satisfaction, of the Purchase Agreement and such other documents, corporate records and other information furnished us, certificates of public officials and other instruments, and have considered such matters of fact or law as we have deemed appropriate to enable us to render the opinions expressed below. We have assumed the authenticity of all documents submitted to us as originals and the correctness of all statements of fact contained therein, the genuineness of all signatures (except those of Team), the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. We have further assumed that none of the such documents has been subsequently rescinded, revoked, restated, modified or amended in any way other than by documents that have been submitted to us. As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of an authorized representative of Team.

         With respect to the opinions expressed herein, we have assumed that at all relevant times (i) each of Manuel and Miller has duly executed and delivered the Purchase Agreement, (ii) the Purchase Agreement constitutes valid, binding and enforceable obligations of each of Manuel and Miller, (iii) each of Manuel and Miller has all requisite power and authority and any and all necessary consents and approvals to enter into, execute, deliver and perform their respective

E. Patrick Manuel
B. Dal Miller
April 9, 1999
Page 2


obligations under the Purchase Agreement, and (iv) the execution, delivery and performance of the Purchase Agreement and related instruments by each of Manuel and Miller does not breach, violate or conflict with any agreement or the laws or governmental rules and regulation of any jurisdiction or authority applicable to any of Manuel, Miller, the Company or to any of the Company's properties.

         Based on the foregoing and subject to the qualifications, exceptions and assumptions contained herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. Team is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas; Team has all requisite corporate power and authority to own and operate its properties, to lease the properties it operates under lease and to conduct its business.

         2. The Purchase Agreement has been duly executed and delivered by Team and constitutes the legal, valid and binding obligations of Team, enforceable against Team in accordance with its terms, except as such enforceability may be subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

         3. Neither the execution, delivery and performance of the Purchase Agreement nor the consummation of the transactions contemplated thereby violates, breaches or constitutes a default under (i) any provision of the Articles of Incorporation, Bylaws or other organizational documents of Team,
(ii) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, award, authorization, or other requirement of any governmental authority known to us to be applicable to Team, or (iii) any material agreement or instrument of Team known to us.

         4. Upon consummation of the transactions contemplated in the Purchase Agreement, the shares of Team capital stock to be issued thereunder: (i) will be duly authorized and validly issued in accordance with the applicable governmental requirements of the State of Texas and the Articles of Incorporation, Bylaws and other organizational documents of Team, (ii) will be fully paid and nonassessable, and (iii) will not be issued in violation of any preemptive rights or, to our knowledge, rights of first refusal or other similar rights.

         5. To our knowledge, the representations and warranties of Team contained in Section 3.2 of the Purchase Agreement are correct and complete.

E. Patrick Manuel
B. Dal Miller
April 9, 1999
Page 3


         The foregoing opinion is predicated on and qualified in its entirety by the following:

         a. The foregoing opinion is based on and is limited to the law of the State of Texas and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction.

         b. The opinions expressed in Paragraph 2 above are subject to the additional qualification that we express no opinion as to the enforceability of
(i) any severability or reformation provisions contained in the Purchase Agreement, (ii) any provisions in the Purchase Agreement which purport to entitle a party to indemnification in respect of any matter arising under any securities laws or to the extent indemnification in respect of any matter would otherwise be against public policy, (iii) any provisions of the Purchase Agreement purporting to establish a right to enforce a covenant or restriction by injunctions or restraining orders or (iv) any provisions of the Purchase Agreement that have the effect of prohibiting oral amendments or waivers of any provisions of those documents.

         c. The use of the words "to our knowledge" or "known to us" herein means that during the course of our representation of Team relative to the transactions contemplated under the Purchase Agreement, no information has come to the attention of the attorneys of this law firm involved in the transactions described herein which could give such attorneys current actual or constructive knowledge of the existence of facts or circumstances contrary to the opinions so qualified. We have relied exclusively upon one or more certificates of authorized representatives of Team (after the discussion of the contents thereof with such persons) as to the existence or nonexistence of certain facts and circumstances, as stated therein, and, except as otherwise expressly set forth herein, we have not undertaken any investigation whatsoever to determine the existence of such facts or circumstances, and no inference as to our knowledge of such matters shall be drawn from our representation of any party to this transaction or otherwise.

         d. We express no opinion as to any matters other than as expressly set forth above, and no opinion is to be otherwise implied or inferred herefrom.

         This opinion and the matters addressed herein are as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein occurring after the date hereof. This opinion is addressed solely to you and may be relied upon by

E. Patrick Manuel
B. Dal Miller
April 9, 1999
Page 4

you and your counsel only in connection with the transactions contemplated by the Purchase Agreement and may not be used or relied upon by you or by any other person for any other purpose without in each instance our prior written consent.

                                 Very truly yours,

                                 CHAMBERLAIN, HRDLICKA, WHITE,
                                  WILLIAMS & MARTIN


                                 By:
                                    --------------------------------------------
                                      Sidney B. Williams, P.C.

                                                                      EXHIBIT 2

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT, dated as of April 9, 1999 (this "Agreement") is entered into by and among TEAM, INC., a Texas corporation ("Buyer"), E. PATRICK MANUEL and B. DAL MILLER (collectively, "Sellers"), and SOUTHWEST BANK OF TEXAS, N.A. (the "Escrow Agent"). The Escrow Agent, the Buyer and the Sellers are referred to collectively herein as the "Parties" and individually as a "Party".

                                  INTRODUCTION

         Pursuant to that certain Stock Purchase Agreement, dated as of even date herewith (the "Purchase Agreement"), by and among Buyer and Sellers, Buyer has agreed to purchase from the Sellers, and the Sellers will sell to Buyer, all of the outstanding capital stock of X-RAY INSPECTION, INC., a Louisiana corporation (the "Acquisition"). It is a condition precedent to the consummation of the Acquisition ("Closing") that the Buyer, the Sellers and the Escrow Agent execute and deliver this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the respective agreements and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

         SECTION 1. ESTABLISHMENT OF ESCROW ACCOUNT. Concurrently with the execution of this Agreement, Buyer has delivered to the Escrow Agent (a) by wire transfer of immediately available funds, $500,000.00 (the "Escrow Funds"), and
(b) certificates representing in the aggregate 595,000 shares of the common stock, $0.30 par value per share, of Buyer issued to the Sellers (the "Escrow Shares"). Collectively, the Escrow Funds and the Escrow Shares shall be referred to in this Agreement as the "Escrowed Property." The Escrow Agent shall hold the Escrowed Property in an account designated by the Escrow Agent as the "Deferred Payment Escrow Account" (the "Escrow Account"). The Escrowed Property and any interest, dividends, income, or other proceeds earned thereon from and after the date hereof ("Earnings") shall be held, administered and disposed of by the Escrow Agent in accordance with the terms and conditions hereinafter set forth.

         SECTION 2. INVESTMENT OF ESCROW FUNDS; DISTRIBUTION OF EARNINGS.

                  2.1 In the absence of written instructions to the contrary from Buyer and Sellers, the Escrow Agent shall from time to time promptly invest and reinvest the Escrow Funds, if any, in direct obligations of the United States of America or obligations the principal of and interest on which are unconditionally guaranteed by the United States of America (such investments being referred to as "Permitted Investments").

                  2.2 Any Earnings shall be set aside and distributed as provided in Section 2.4.

                  2.3 The Escrow Agent will act upon joint investment instructions from Buyer and Sellers the business day after such instructions are received, provided the requests are communicated within a sufficient amount of time to allow the Escrow Agent to make the specified investment. Instructions received after an applicable investment cutoff deadline will be treated as being received by the Escrow Agent on the next business day, and the Escrow Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest Escrow Funds on the day the instructions are received. The Escrow Agent shall not be liable for any loss incurred by the actions of third parties or by any loss arising by error, failure or delay in the making of an investment or reinvestment, unless such error, failure or delay results from the Escrow Agent's gross negligence or willful misconduct, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith. As and when the Escrowed Funds or any Earnings or any portion thereof is to be released under this Agreement, the Escrow Agent shall cause the Permitted Investments to be converted into cash, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith. None of the Parties hereto shall be liable for any loss of principal or income due to the choice of investments in which the Escrowed Funds is invested or the choice of investments that are converted into cash pursuant to this Section 2.3.

                  2.4 Except as otherwise provided herein, (i) upon the disbursement of the Escrow Funds hereunder, all Earnings shall be distributed to the recipient of the Escrow Funds in an amount equal to the total Earnings thereon multiplied by a fraction, the numerator of which is the amount of Escrow Funds to which such person is entitled hereunder and the denominator of which is the total amount of the Escrow Funds (not including Earnings thereon), and (ii) upon disbursement of the Escrow Shares hereunder, all Earnings shall be distributed to the recipient of the Escrow Shares in an amount equal to the total Earnings thereon multiplied by a fraction, the numerator of which is the amount of Escrow Shares to which such person is entitled hereunder, and the denominator of which is the total amount of the Escrow Shares (not including Earnings thereon). Notwithstanding anything to the contrary contained herein, any provision of this Agreement requiring the disbursement of Earnings by the Escrow Agent shall be construed to refer only to Earnings which have accrued and been paid to the Escrow Agent. Any Earnings which have accrued and, except for the fact that it has not been paid to the Escrow Agent, would be required to be disbursed, shall be disbursed within two business days of being paid.

                  2.5 Pending ultimate distribution in accordance with the terms and conditions herein contained, all Earnings shall be the income of the Buyer. Buyer and Sellers shall file Tax Returns and the Escrow Agent shall file a Form 1099 consistent with such treatment.

         SECTION 3.        RELEASE OF THE ESCROWED PROPERTY.

                   3.1 Release of the Escrow Funds. The Escrow Agent shall release the Escrow Funds in accordance with joint written instructions signed by Buyer and Sellers, and otherwise in accordance with the provisions of Section 8 below.

                  3.2 Release of the Escrow Shares. The Escrow Agent shall release the Escrow Shares in accordance with joint written instructions signed by Buyer and Sellers, and otherwise in accordance with the provisions of Section 8 below.

                  3.3 Delivery of Certificates. From time to time as necessary, Buyer shall deliver to the Escrow Agent (i) a certificate representing the Escrow Shares to be delivered to the Sellers in accordance with Section 3.2,
(ii) a certificate or certificates representing the Escrow Shares to be segregated to satisfy Pending Claims in accordance with Section 5.1, (iii) a certificate or certificates representing the Escrow Shares to be delivered to Buyer under Section 8.4, and/or (iv) a certificate or certificates representing the unsegregated Escrow Shares that Escrow Agent shall continue to hold in accordance with this Agreement. On receipt of the replacement certificates, the Escrow Agent shall deliver the certificate or certificates as required under (i) and (iii), retain the certificate or certificates for the Escrow Shares as required under (ii) and (iv), and deliver the original certificate or certificates to Buyer for cancellation.

         SECTION 4. NO DISTRIBUTION OF EXPENSES. Except as provided in Section 8 of this Agreement with respect to Buyer, neither Sellers nor Buyer shall be entitled to reimbursement out of the Escrowed Property for any costs and expenses incurred by them in connection with exercising their rights or performing their duties under this Agreement.

         SECTION 5. SEGREGATION OF THE ESCROWED PROPERTY.

                  5.1 The Escrow Agent shall segregate from the Escrow Account and transfer into a separate account (the "Pending Claims Account") maintained by the Escrow Agent for the benefit of Buyer and the Sellers the portion of the Escrowed Property sufficient to satisfy all Pending Claims (as defined below), and shall hold such portion of the Escrowed Property in accordance with this
Section 5. "Pending Claims" shall mean that portion of any Claim (as defined in Section 8) that Seller has contested under Section 8.3.

                  5.2 Any portion of the Escrowed Property segregated under
Section 5.1 shall continue to be segregated and held by the Escrow Agent until the Escrow Agent is directed to release such Escrowed Property under Sections 8.4(ii) or 8.4(iii). Notwithstanding any provision to the contrary contained herein, if there is no Escrowed Property remaining except Escrowed Property held in the Pending Claims Account, the Escrow Agent shall release from the Pending Claims Account any amount in order to make a payment otherwise required under
Section 8.4.

         SECTION 6. VALUATION PRICE. With respect to any disbursement made under
Section 8 below or segregation of Escrow Shares pursuant to Section 5.1 above, the number of Escrow Shares to be disbursed or segregated shall be based on the Valuation Price, as defined below. Buyer shall include a statement of the Valuation Price in any Claims Notice submitted to Escrow Agent under Section 8. "Valuation Price" shall mean the average closing price per share of Buyer's common stock as reported by The Wall Street Journal for the ten trading days immediately preceding the date of the Claims Notice submitted by Buyer under
Section 8.2, subject to appropriate adjustment in the event that, subsequent to the date hereof, Team:

                           (a) declares a dividend payable in shares of its
                  common stock;

                           (b) splits or combines the shares of its common stock
                  then outstanding;

                           (c) declares a distribution (other than a
                  non-liquidating cash dividend) on shares of its common stock;

                           (d) merges or consolidates with any corporation in
                  which Buyer's common stock is exchanged or converted; or

                           (e) reorganizes, recapitalizes or reclassifies any of
                  the shares of its common stock.

         SECTION 7. TAXPAYER IDENTIFICATION NUMBERS. The Parties acknowledge that payment of any Earnings earned on the Escrowed Property invested in this escrow, or the distribution of any other amounts under this escrow, will be subject to backup withholding penalties unless a properly completed Internal Revenue Service Form W-8 or W-9 certification is submitted to the Escrow Agent by the Party entitled to receive such payment. Any Form W-8 or W-9 certification shall be submitted to the Escrow Agent on or before the date hereof.

         SECTION 8. CLAIMS AGAINST THE ESCROWED PROPERTY.

                   8.1 From and after the Closing, Buyer shall be entitled to
(i) reimbursement out of the Escrow Funds for any Preliminary Net Working Capital Deficit or Net Working Capital Deficit (as such terms are defined in the Purchase Agreement), and (ii) reimbursement out of the Escrow Shares for Adverse Consequences (as such term is defined in the Purchase Agreement) for which the Sellers are responsible as provided in the Purchase Agreement (collectively, the "Claims"). Notwithstanding any of the provisions of the Purchase Agreement, the Escrow Agent shall be entitled to rely conclusively upon the provisions of Sections 8.1-4 hereof in determining whether a Claim shall be paid out of the Escrowed Property.

                   8.2 Buyer shall promptly notify Sellers and the Escrow Agent in writing of any Claims ("Claims Notice"). Failure of Buyer to exercise promptness in such notification shall not amount to a waiver of such Claim unless the resulting delay materially and adversely prejudices Sellers. Such notice shall consist of a description of the Claim and specify the amount (which may be estimated by Buyer) of the Claim in United States dollars.

                   8.3 Sellers may contest the Claims specified in Section 8.2 (or any portion thereof) by giving the Escrow Agent and Buyer written notice signed by each Seller of such contest within twenty days after receipt by Sellers and Escrow Agent of a notice from Buyer under Section 8.2, which notice of contest shall include a statement of the grounds of such contest and shall state the amount, if any, of any such Claim by Buyer that Sellers do not dispute.

                  8.4 Payment of any Claim (or portion thereof) shall become due and payable as follows:


                      (i) If at 5:00 p.m. (Houston, Texas time) on the twentieth day after receipt by Sellers and the Escrow Agent of a Claims Notice pursuant to
Section 8.2 above, the Escrow Agent has not received written notice from Sellers that the Sellers contests the Claim (or portion thereof) pursuant to Section 8.3 above, the Claim (or the uncontested portion thereof) shall be promptly paid by the Escrow Agent to Buyer;

                      (ii) If the Sellers contest the Claim (or portion thereof) pursuant to Section 8.3 and the Claim (or portion thereof) is settled by written agreement of Sellers and Buyer, the amount provided in such written agreement shall, upon receipt by the Escrow Agent of a copy of such written agreement or other joint written instructions, signed by Buyer and Sellers, be promptly paid by the Escrow Agent pursuant to the terms of such written agreement or joint written instructions; and

                      (iii) If the Sellers contest the Claim (or portion thereof) pursuant to Section 8.3 hereof and a Final Determination has been obtained, the amount set forth in such Final Determination shall be promptly paid by the Escrow Agent pursuant to the terms of such Final Determination. A "Final Determination" means a final, non-appealable judgment of a court of competent jurisdiction accompanied by an opinion of counsel for the presenting Party to the effect that such judgment is a final, non-appealable judgment of a court of competent jurisdiction unless the non-presenting Party (whether Buyer or Sellers) delivers an opinion of its counsel to the contrary within twenty days of the delivery of such judgment and such opinion of counsel to the presenting Party to Escrow Agent by the presenting Party, in which case the Escrow Agent shall continue to hold and segregate such portion of Escrowed Property in the Pending Claims Account in accordance with Section 5.1 above.

         SECTION 9. CLAIMS DEADLINE. Any Claim for reimbursement from the Escrowed Property must be asserted in writing by Buyer by means of a Claims Notice received by Sellers and the Escrow Agent prior to 5:00 p.m. (Houston, Texas time) prior to the close of business on the first business day after the date which is three years from the date of this Agreement.

         SECTION 10. THE ESCROW SHARES. Simultaneously with the execution hereof, Sellers have executed and delivered to Escrow Agent such stock powers, endorsed in blank, as are necessary to transfer all of the Escrow Shares held hereunder. So long as any Escrow Shares are held by the Escrow Agent under this Agreement, the Sellers shall from time to time sign and deliver to the Escrow Agent stock powers endorsed in blank to transfer to Buyer the number of Escrow Shares determined in accordance with the provisions of this Agreement. The Parties acknowledge that the sale or other disposition of the Escrow Shares are subject to that certain Stock Restriction Agreement, of even date herewith, by and among the Buyer and the Sellers.


         SECTION 11. THE ESCROW AGENT. To induce the Escrow Agent to act hereunder, it is further agreed by Buyer and Sellers that:

                  11.1 The Escrow Agent shall not be under any duty to give the Escrowed Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any Escrowed Property held hereunder except as directed in this Agreement. Uninvested Escrowed Property held hereunder shall not earn or accrue interest.

                  11.2 This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other Parties hereto except this Agreement.

                  11.3 The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, Buyer and Sellers shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor escrow agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Property or any loss of interest incident to any such delays. This Section 11.3 shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

                  11.4 The Escrow Agent shall be entitled to rely in good faith upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                  11.5 The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in good faith in accordance with such advice.

                  11.6 The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of the Escrowed Property and is not responsible for any other reporting. This Section
11.6 shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

                  11.7 The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

                  11.8 The Escrow Agent shall not be called upon to advise any Party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

                  11.9 The Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the Escrowed Property to any successor escrow agent jointly designated by the other Parties hereto in writing or to any court of competent jurisdiction pursuant to an action in interpleader, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of the date (the "Resignation Date") of the appointment of a successor (including a court of competent jurisdiction) or the date which is 30 days after the date of delivery of its written notice of resignation to the other Parties hereto. Upon the appointment of a successor escrow agent, such successor escrow agent shall deliver written notice to Buyer and Sellers on the appointment of such successor escrow agent. If at the Resignation Date the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after the Resignation Date shall be to safekeep the Escrowed Property until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other Parties hereto or a Final Determination.

                  11.10 The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

                  11.11 In the event of any disagreement between Buyer and Sellers resulting in adverse claims or demands being made in connection with the Escrowed Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Property until the Escrow Agent shall have received a Final Determination directing delivery of the Escrowed Property or joint written instructions executed by Buyer and Sellers directing delivery of the Escrowed Property, in which event the Escrow Agent shall disburse the Escrowed Property in accordance with such Final Determination or joint written instructions. The Escrow Agent shall act on such Final Determination or joint written instructions without further question.

                  11.12 The compensation of the Escrow Agent (as payment in full) for the services to be rendered by the Escrow Agent hereunder shall be the amount of $2,000.00 at the time of execution of this Agreement and $50.00 per transfer of the Escrow Shares, and reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Buyer shall pay all of such fees and expenses identified in this Section 11.12.

                  11.13 No prospectuses, press releases, reports and promotional material, or other similar materials which mention in any language the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other Parties hereto or on such Parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto; provided, however, that the Escrow Agent acknowledges that Buyer may file a copy of this Agreement as an exhibit with Buyer's filings required under the Securities Exchange Act of 1934, as amended, and the Escrow Agent consents to the appearance of its name in such filings.

         SECTION 12. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Sellers:                               Copy to:

         E. Patrick Manuel                                Liskow & Lewis
         1206 Hwy 190 West                                822 Harding Street
         Eunice, Louisiana 70535                          Lafayette, Louisiana 70503
                                                          P.O. Box 52008
         B. Dal Miller                                    Lafayette, Louisiana 70505
         211 Liberty Ave, Apt 135                         Attn:    Mr. Billy J. Domingue
         Lafayette, Louisiana 70508                       Facsimile:  (318) 267-2398


         If to Buyer:                                     Copy to:

         Team, Inc.                                       Chamberlain, Hrdlicka, White,
         200 Hermann Drive                                  Williams & Martin
         Alvin, Texas 77511                               1200 Smith Street, Suite 1400
         P.O. Box 123                                     Houston, Texas 77002-4310
         Alvin, Texas 77512-0123                          Attn:    Mr. Sidney B. Williams
         Attn:    Philip J. Hawk, Chairman and CEO        Telephone: (713) 658-2516
         Telephone: (381) 331-6154                        Facsimile:  (713) 658-2553
         Facsimile:  (281) 388-5583

         If to the Escrow Agent:

         Southwest Bank of Texas, N.A.
         P.O. Box 27459
         Houston, Texas 77227-7459
         Telephone: (713) 439-5946
         Facsimile: (713) 439-5994
         Attn:  Ms. Jenifer Stepanik

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         SECTION 13. WAIVERS; AMENDMENTS. Any waiver by any Party hereto of any breach of or failure to comply with any provision of this Agreement by any other Party hereto shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement. This Agreement may only be modified by a writing signed by all of the Parties hereto.

         SECTION 14. CONSTRUCTION. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement. Unless otherwise stated, references to Sections are references to Sections of this Agreement.

         SECTION 15. ASSIGNMENT; THIRD PARTIES. The Sellers may not assign this Agreement without the consent of the Buyer. In connection with an assignment by Buyer of the Purchase Agreement in accordance with the terms contained in
Section 11.4 thereof, Buyer may assign this Agreement and its rights and obligations hereunder upon 10 days' prior written notice to the Escrow Agent. Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party, except as provided in Section 11.9 with respect to a resignation by the Escrow Agent.

         SECTION 16. TERMINATION. This Agreement shall terminate at the time of the final distribution by the Escrow Agent of all Escrowed Property in accordance with the provisions of this Agreement.

         SECTION 17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.

         SECTION 18. GOVERNING LAW; SEVERABILITY. This Agreement shall be construed in accordance with and governed by the internal law of the State of Texas (without reference to its rules, provisions and principles as to choice of law and conflicts of law). The invalidity, legality or enforceability of any provisions of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

         SECTION 19. CONSENT TO SERVICE. Buyer and Sellers hereby irrevocably submit to the jurisdiction of any state or federal court located in Harris County, Texas in any action or proceeding arising out of or relating to this Agreement, and the Parties hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in such a state or federal court located in Harris County, Texas. The Parties hereby consent to and grant to any such court jurisdiction over the persons of such Parties and over the subject matter of any such dispute and agree that delivery or mailing of any process or other papers in the manner provided herein above, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

         SECTION 20. WAIVER OF SETOFF RIGHTS. The Escrow Agent hereby waives any and all rights to setoff that it may have against the Escrowed Property including, without limitation, claims arising as a result of any claims, amounts, liabilities, costs, expenses, indemnified costs, or other losses (collectively "Escrow Agent Claims") that the Escrow Agent may be otherwise entitled to collect from any Party to this Agreement, other than Escrow Agent Claims arising under this Agreement.

         SECTION 21. OTHER REMEDIES UNAFFECTED. This Agreement shall not limit the extent to which Buyer may be entitled to indemnification or to the exercise of other rights and remedies under the Purchase Agreement. This Agreement shall not limit or otherwise affect Sellers' or Buyer's rights to indemnity or other remedies under the Purchase Agreement.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the Parties to this Agreement have caused this Agreement to be executed by their duly authorized officers as of the date set forth in the preface to this Agreement.

                                   BUYER:

                                   TEAM, INC.


                                   By:
                                      ------------------------------------------
                                        Philip J. Hawk, Chairman and CEO

                                   SELLERS:


                                   ---------------------------------------------
                                   E. Patrick Manuel


                                   ---------------------------------------------
                                   B. Dal Miller


                                   ESCROW AGENT:

                                   SOUTHWEST BANK OF TEXAS, N.A.


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                                                      EXHIBIT 2

                           STOCK RESTRICTION AGREEMENT


         THIS STOCK RESTRICTION AGREEMENT (the "Agreement"), is entered into on April 9, 1999, by and between Team, Inc., a Texas corporation ("Team") and E. Patrick Manuel, and B. Dal Miller, (collectively "Shareholders", with each being referred to singularly as "Shareholder"). Team and the Shareholders are referred to collectively herein as the "Parties."

                                  INTRODUCTION

         Pursuant to a Stock Purchase Agreement, of even date herewith ("Stock Purchase Agreement"), Shareholders have acquired an aggregate of 595,000 shares ("Shares") of the common stock, $0.30 par value per share ("Common Stock"), of Team. The Shareholders and Team have agreed that this Agreement shall be executed as a condition precedent to the closing of the transactions contemplated by the Stock Purchase Agreement, in order to promote the stability of the management of Team, in recognition that such stability is necessary and desirable for Team, and for the Shareholders as a result of their substantial investment in Team represented by the Shares, to promote stable relationships with customers, suppliers and lenders, to assist in recruiting key employees and to avoid contributing to excessive volatility in the market price of Team Common Stock. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Stock Purchase Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

         Section 1. Definition of Subject Shares. "Subject Shares" means (i) from and after the date hereof until the close of business on the first business day after the date which is the second annual anniversary ("Second Anniversary") of the date hereof, all of the Shares; (ii) from and after the Second Anniversary until the close of business on the first business day after the date which is the third annual anniversary ("Third Anniversary") of the date hereof, 300,000 of the Shares; and (iii) from and after the Third Anniversary until the close of business on the first business day after the date which is the fourth annual anniversary ("Fourth Anniversary") of the date hereof, 150,000 of the Shares. From and after the Fourth Anniversary, this Agreement shall terminate and shall be of no further force or effect. All references to Shares hereunder shall be adjusted appropriately for any stock splits, stock dividends, or other similar capital adjustments to, or recapitalizations on, or share exchanges with (including by reason of merger, consolidation or other business combination involving Team) the Common Stock.

         Section 2.        Legend, Stop Order, Etc.

                  2.1 The Shareholders and Team acknowledge and agree that the provisions of Section 4 hereof constitute reasonable restrictions on transfer of the Subject Shares within the meaning of Article 2.22 of the Texas Business Corporation Act, as amended ("TBCA").


                                              Stock Restriction Agreement/Page 1

                  2.2 The Shareholders and Team agree that each certificate issued to Shareholders representing Subject Shares shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCK RESTRICTION AGREEMENT BETWEEN
         TEAM, INC., E. PATRICK MANUEL AND B. DAL MILLER, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH SUCH
         STOCK RESTRICTION AGREEMENT.

                  2.3 The Shareholders and Team acknowledge and agree that a counterpart of this Agreement shall be deposited with Team at its principal office.

                  2.4 Each of the Shareholders consents to the entry of a stop transfer order with the transfer agent or agents of Team securities against the transfer of the Subject Shares except in compliance with the requirements of this Agreement, or if Team is its own transfer agent with respect to any Subject Shares, to the refusal by Team to transfer any such securities except in compliance with the requirements of this Agreement.

         Section 3.   Right of First Refusal.

                  3.1 Transfers other than under a Tender Offer.

                      (a) In the event that a Shareholder desires to sell or otherwise dispose of any Subject Shares, such Shareholder shall give notice (the "Transfer Notice") to Team in writing of such intention, which shall specify the number of Subject Shares proposed to be sold or otherwise disposed of. The Transfer Notice shall be deemed to be Shareholder's offer to sell Team that portion of the Subject Shares which such Shareholder wishes to sell or otherwise dispose of for a price per share which is equal to the average closing price of Team Subject Shares of Common Stock as reported by The Wall Street Journal for the ten trading days immediately preceding the date of the Transfer Notice to Team.

                      (b) Team shall have the right, exercisable by written notice given by Team within 3 business days after receipt of such Transfer Notice to purchase (or to cause a corporation, entity, person or group designated by Team to purchase) all, but not a part of, the Subject Shares specified in such Transfer Notice for cash at the price described in this
Section 3.1. If Team exercises its right of first refusal hereunder, the closing of the purchase of the Subject Shares with respect to which such right has been exercised shall take place within 10 business days after the date of the written notice by Team. Upon exercise of its right of first refusal, Team shall be legally obligated to use its best efforts to secure all approvals required in connection therewith and shall be liable for damages to the selling party if any failure of Team to perform its obligations hereunder shall result in the failure of such purchase to occur.

                      (c) If Team does not exercise its right of first refusal hereunder within the time specified for such exercise or if Team cannot or does not secure any necessary approval to purchase the Subject Shares within the time period established in Section 3.1(b), the party giving the

                                              Stock Restriction Agreement/Page 2

Transfer Notice shall be free following the expiration of such time for exercise to sell the Subject Shares at any price.

                  3.2 Transfers under a Tender Offer. In the event that any person shall make a tender or exchange offer ("Tender Offer") for more than 20% of the outstanding Common Stock of Team prior to the termination of this Agreement, Shareholder shall not tender any Subject Shares pursuant to such Tender Offer unless it gives notice to Team no later than six days prior to the last day when securities may be tendered in order to be accepted under such offer or to qualify for any proration applicable to such offer (the "Tender Date") that it intends to tender a specified number of Subject Shares pursuant to such offer. For purposes hereof a Tender Offer to purchase Subject Shares of Common Stock shall be deemed to be an offer at the price specified therein, without regard to any provisions thereof with respect to proration or conditions to the offeror's obligation to purchase. If notice is given, Team shall have the right, exercisable by giving notice to Shareholder at least two days prior to the Tender Date, to purchase or cause its designee to purchase the number of Subject Shares specified in Shareholder's notice for cash. If Team exercises such right by giving such notice, the closing of the purchase of the Subject Shares shall take place not later than one day prior to the Tender Date. If Team does not exercise such right by giving such notice, then Shareholder shall be free to accept the Tender Offer with respect to which such notice of exercise was given. Shareholder shall have the right to withdraw such notice (whether or not Team shall have theretofore given notice of withdrawal) to Team at any time up to the earlier of the closing of any purchase from Shareholder or its designee or the Tender Date. At any time on or before the day prior to the Tender Date, Team shall have the right to withdraw its notice to Shareholder and decline to purchase the Subject Shares, in which event Shareholder shall be free to tender its Common Stock pursuant to such offer. The purchase price to be paid by Team or its designee pursuant to this Section 3.2 shall be (i) if such Tender Offer is consummated, the purchase price that Shareholder would have received if it had tendered its Subject Shares and such Subject Shares had been purchased in such Tender Offer, including any increase in the price paid by the tender offeror after exercise by Team of its right of first refusal hereunder, or (ii) if such Tender Offer is not consummated, the highest price offered pursuant thereto.

                  3.3 Other Provisions. In the event that Team elects to exercise its rights of first refusal under this Section 3, Team may specify in its notice of intention to exercise such right another person as its designee to purchase the Subject Shares to which such notice relates. If Team shall designate another person as the purchaser pursuant to this Section 3, this giving of notice of acceptance of the right of first refusal by Team shall constitute a legally binding obligation of Team to complete such purchase if such person shall fail to do so; provided, however, that Team shall have its rights to withdrawal provided for in Section 3.2.

         Section 4.        Miscellaneous Provisions.

                  4.1 The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof

                                              Stock Restriction Agreement/Page 3
having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

                  4.2 No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Team and Shareholders; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities.

                  4.3 This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  4.4 This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

                  4.5 This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller.

                  4.6 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  4.7 The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  4.8 All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below.

         If to the Shareholders:         Copy to:

         E. Patrick Manuel               Liskow & Lewis
         1206 Hwy 190 West               822 Harding Street
         Eunice, Louisiana 70535         Lafayette, Louisiana 70503
                                         P.O. Box 52008
         B. Dal Miller                   Lafayette, Louisiana 70505
         211 Liberty Ave, Apt 135        Attn:    Mr. Billy J. Domingue
         Lafayette, Louisiana 70508      Facsimile:  (318) 267-2398


                                              Stock Restriction Agreement/Page 4

         If to Team:                                 Copy to:

         Team, Inc.                                  Chamberlain, Hrdlicka, White,
         200 Hermann Drive                             Williams & Martin
         Alvin, Texas 77511                          1200 Smith Street, Suite 1400
         P.O. Box 123                                Houston, Texas 77002-4310
         Alvin, Texas 77512-0123                     Attn:    Mr. Sidney B. Williams
         Attn:  Philip J. Hawk, Chairman and CEO              Facsimile:  (713) 658-2553
         Facsimile:  (281) 388-5583


Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                  4.9 This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

                  4.10 No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Team and Shareholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  4.11 Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  4.12 Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  4.13 The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.
The word "including" shall mean including without limitation.

                                              Stock Restriction Agreement/Page 5

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.


                                          TEAM:

                                          TEAM, INC.


                                          By:
                                             -----------------------------------
                                               Philip J. Hawk, Chairman and CEO


                                          SHAREHOLDERS:


                                          --------------------------------------
                                          E. Patrick Manuel



                                          --------------------------------------
                                          B. Dal Miller




                                              Stock Restriction Agreement/Page 6

                                                                      EXHIBIT 2

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of April 9, 1999, by and among Team, Inc., a Texas corporation (the "Company"), and the holders of certain Common Stock (as defined herein) whose names appear on the signature pages of this Agreement under the caption "HOLDERS" (the "Holders").

                                  INTRODUCTION

         Concurrently with the execution and delivery of this Agreement, the Company is issuing shares of its common stock, par value $0.30 per share (the "Common Stock"), to the Holders as partial consideration paid to the Holders for the Company's acquisition from the Holders of the issued and outstanding capital stock of X-Ray Inspection, Inc., a Louisiana corporation ("X Ray"), pursuant to that certain Stock Purchase Agreement dated as of even date herewith, executed among the Company and the Holders ("Stock Purchase Agreement"). In order to induce the Holders to complete the transactions contemplated by the Stock Purchase Agreement, the Company has agreed to enter into this Registration Rights Agreement.

         In consideration of the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                           "best lawful efforts" shall mean the efforts that a prudent business person desirous of achieving a result would use under similar circumstances to ensure that such result is achieved as expeditiously as possible.

                           "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                           "Common Stock" means the Common Stock, par value $0.30 per share, of the Company.

                           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                           "Registrable Stock" means any Common Stock held by a Holder that was issued to such Holder pursuant to the Stock Purchase Agreement and any stock split, stock dividend, recapitalization, or similar event applicable to such stock; provided however, that such shares of Common Stock shall no longer be Registrable Stock when they can be sold in accordance with Rule 144 under the Securities Act (at which time the registration rights hereunder shall terminate pursuant to Section 3.1).

                           The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                           "Registration Expenses" shall mean all expenses, other than Selling Expenses (as defined below), incurred by the Company in complying with Section 2.1 hereof, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                           "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                           "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for any Holder.

2.       Registration Rights.

         2.1      Company Registration.

                  (a) Notice of Registration. If at any time or from time to time the Company shall determine to file a registration statement with the Securities and Exchange Commission for the sale of Company Common Stock in an underwritten public offering for cash, either for its own account or the account of one or more stockholders, other than a registration (i) on Form S-4 or S-8 or any successor or similar form, (ii) relating to any capital stock of the Company under options, warrants or other rights to acquire any such capital stock issued or to be issued primarily to directors, officers or employees of the Company, or any of its subsidiaries or affiliates, (iii) filed pursuant to Rule 145 under the Securities Act or any successor or similar provision, or (iv) relating to any employee benefit plan or interests therein the Company will:

                           (A) promptly give to each Holder written notice thereof, and

                           (B) use its best lawful efforts to include in such registration (and any related qualification under blue sky laws or other compliance), all the Registrable Stock specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company, by any Holder.

                  (b) Underwriting Agreement. All Holders who have requested the inclusion of Registrable Stock in such registration shall (together with the Company and other holders whose securities are included in such registration) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

                  Notwithstanding anything herein to the contrary, if the Company's managing underwriter determines that marketing factors require a limitation of the number of shares to be offered and sold in such offering, there shall be included in the offering only that number of Registrable Stock, if any, that the Company's managing underwriter or financial advisor, as the case may be, reasonably and in good faith believes will not jeopardize the success of the offering; provided, however, that any reduction imposed upon Holders of Registrable Stock shall not be greater, on a percentage basis with respect to the Registrable Stock requested to be included, than the reduction imposed on any other persons seeking to exercise piggy-back registration rights in connection with such offering.

                  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw such Holder's Registrable Stock from the registration statement covering such offering, by written notice to the Company and the managing underwriter, delivered not less than seven days before the effective date of such registration statement. Any Registrable Stock so withdrawn from such underwriting shall be withdrawn from such registration, and shall not be sold in the public market for a period of one hundred twenty (120) days after the effective date of the registration statement relating thereto, or such shorter period of time as may be acceptable to the underwriters.

                  (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

         2.2 Expenses of Registration. All Registration Expenses shall be borne by the Company. Unless otherwise agreed by the Company, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders pro rata on the basis of the number of shares so registered.

         2.3 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

                  (a) Subject to Section 2.1(c), prepare and file with the Commission a registration statement with respect to such securities and use its best lawful efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the Registration Statement has been completed;

                  (b) Furnish to each underwriter such number of copies of a prospectus, and a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such underwriter may reasonably request in order to facilitate the public sale of the shares by such underwriter, and promptly furnish to each underwriter and Holder notice of any stop- order or similar notice issued by the Commission or any state agency charged with the regulation of securities; and

                  (c) Use its best lawful efforts to cause all Registrable Stock included in such registration to be listed or authorized for inclusion on each securities exchange or similar trading system on which similar securities issued by the Company are then listed or authorized for trading.

         2.4      Indemnification.

                  (a) To the extent permitted by law, the Company will indemnify each Holder participating in a registration pursuant to this Agreement, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter of the Company's securities covered by such a registration and each person who controls such underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent such expenses, claims, losses, damages or liabilities arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company or any applicable state securities laws or regulations in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person or underwriter specifically for use therein. Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in a preliminary prospectus but eliminated or remedied in an amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed with the Commission pursuant to Rule 424 of the Commission, the indemnity agreement herein shall not inure to the benefit of any underwriter if a copy of the final prospectus filed pursuant to Rule 424 was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

                  (b) To the extent permitted by law, each Holder will, if Registrable Stock owned by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter of the Company's securities covered by such a registration, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent such expenses, claims, losses, damages or liabilities arise out of or are based on any untrue statement (or alleged untrue statement) by such Holder of a material fact contained in any such registration statement, prospectus, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission by such Holder (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to such Holder or any applicable state securities laws or regulations and relating to action or inaction required of such Holder in connection with any such registration, qualification or compliance, and such Holder will reimburse the Company, such other Holders, such directors, officers, underwriters or control persons for any legal or other expenses reasonably incurred in connection with defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Holder from whom such payment is sought (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the net proceeds from the sale of the shares sold by such Holder, unless such liability arises out of or is based on intentional misstatements or omissions by such Holder. In addition, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in a preliminary prospectus but eliminated or remedied in an amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed pursuant to Rule 424 of the Commission, the indemnity agreement herein shall not inure to the benefit of the Company or any underwriter if a copy of the final prospectus filed pursuant to Rule 424 was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

                  (c) Each party entitled to indemnification under this Section
2.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate or different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party.

                  (d) If the indemnification provided for in this Section 2.4 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and all shareholders offering securities in the offering (the "Selling Shareholders") on the other from the offering of the Company securities, or (ii) if the allocation provided by the clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Selling Shareholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Shareholders on the other shall be the net proceeds from the offering (before deducting expenses) received by the Company on the one hand and the Selling Shareholders on the other. The relative fault of the Company on the one hand and the Selling Shareholders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Shareholders and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.4(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 2.4(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with defending any such action or claim, subject to the provisions of Section 2.4(c) hereof. Notwithstanding the provisions of this Section 2.4(d) or any other provision of this Article 2, no Holder shall be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the net proceeds received in the offering by such Holder, unless the subject losses, claims, damages and liabilities arise out of or are based on intentional misstatements or omissions by such Holder. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) Notwithstanding the foregoing provisions of this Section 2.4, if pursuant to an underwritten public offering of capital stock of the Company, the Company, the Selling Shareholders and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties thereto in connection with such offering, the indemnification provisions of this Section 2.4, to the extent they are in conflict therewith, shall be deemed inoperative for the purpose of such offering, except as to any parties to this Agreement who are not parties to such subsequent underwriting or purchase agreement.

         2.5      Certain Information.

                  (a) As a condition to exercising the registration rights provided for herein, each Holder, with respect to any Registrable Stock included in any registration, shall furnish the Company such information regarding such Holder and the Registrable Stock as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in Section 2.

                  (b) The failure of any Holder to furnish the information requested pursuant to Section 2.5(a) shall not affect the obligation of the Company under Section 2 to the remaining Holders who furnish such information unless, in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the legality of the Registration Statement or the underlying offering.

                  (c) Each Holder, with respect to any Registrable Stock included in any registration, shall cooperate in good faith with the Company and its underwriters, in connection with such registration, including placing such shares in escrow or custody to facilitate the sale and distribution thereof.

                  (d) Each Holder, with respect to any Registrable Stock included in any registration, shall make no further sales or other dispositions, or offers therefor, of such shares under such registration statement if, during the effectiveness of such registration statement, such Holder is informed that an intervening event has occurred which, in the opinion of counsel to the Company, makes the prospectus included in such registration statement no longer comply with the Securities

Act until such time as such Holder has received from the Company copies of a new, amended or supplemented prospectus complying with the Securities Act; provided, however, that the 90-day period referenced in Section 2.3(a) shall be extended by the number of days from the date on which the Holder is so informed up to and including the date on which the Holder receives new amended or supplemental prospectuses.

         2.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Common Stock acquired by Holders under the Stock Purchase Agreement to the public without registration, the Company agrees to use its best lawful efforts to:

                  (a) Make and keep public information available, as those terms are defined in Rule 144 under the Securities Act, at all times that the Company is subject to the reporting requirements of the Securities Act or the Exchange Act;

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) So long as a Holder owns any Common Stock that such Holder acquired under the Stock Purchase Agreement, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in order to comply with any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

         2.7 Transfer of Registration Rights. The rights granted to a Holder hereunder may not be assigned or transferred by such Holder, except (i) to the former spouse of a Holder pursuant to a final decree of divorce or (ii) to the estate of a holder and the beneficiaries of such estate, upon the death of a Holder.

         2.8 Standstill Agreement. Subject to the provisions of Section 2.1 hereof, each Holder agrees upon request of the underwriter(s) managing any underwritten public offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any equity securities of the Company (other than those included in the registration) without the prior written consent of such underwriter(s), for such period of time (not to exceed 120 days) following the effective date of the registration statement relating to each such underwritten public offering as may be requested by the underwriter(s).

3.       Miscellaneous.

         3.1 Term. The registration rights granted pursuant to this Agreement shall begin on the date of this Agreement and shall terminate, as to any individual Holder, at such time as all Common Stock acquired by such Holder under the Stock Purchase Agreement can be sold in accordance with Rule 144 under the Securities Act.

         3.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         3.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         3.4 Entire Agreement: Amendment. This Agreement shall constitute the full and entire understanding and agreement between the parties with regard to the subject hereof. Except as expressly provided herein, this Agreement, or any provision hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the Holders holding at least a majority of the then outstanding Registrable Stock.

         3.5 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Holders:                    Copy to:

         E. Patrick Manuel                     Liskow & Lewis
         1206 Hwy 190 West                     822 Harding Street
         Eunice, Louisiana 70535               Lafayette, Louisiana 70503
                                               P.O. Box 52008
         B. Dal Miller                         Lafayette, Louisiana 70505
         211 Liberty Ave, Apt 135              Attn:    Mr. Billy J. Domingue
         Lafayette, Louisiana 70508            Facsimile:  (318) 267-2398

         If to the Company:                                            Copy to:

         Team, Inc.                                                    Chamberlain, Hrdlicka, White,
         200 Hermann Drive                                               Williams & Martin
         Alvin, Texas 77511                                            1200 Smith Street, Suite 1400
         P.O. Box 123                                                  Houston, Texas 77002-4310
         Alvin, Texas 77512-0123                                       Attn:    Mr. Sidney B. Williams
         Attn:    Philip J. Hawk, Chairman and CEO                              Facsimile:  (713) 658-2553
         Facsimile:  (281) 388-5583

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         3.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power, or remedy accruing to any party to this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

         3.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         3.8 Validity. In the event that any provisions hereof are held to be invalid, illegal or against public policy, the remaining provisions hereof shall not be affected thereby. In such event, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible with respect to those provisions which were held to be invalid, illegal or against public policy.

         3.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         IN WITNESS WHEREOF, the undersigned or each of their respective duly authorized officers or representatives have executed this Agreement effective as of the date first set forth above.


                                       "COMPANY"

                                       TEAM, INC.


                                       By:
                                          --------------------------------------
                                          Philip J. Hawk, Chairman and CEO



                                       "HOLDERS"



                                       -----------------------------------------
                                       E. Patrick Manuel


                                       -----------------------------------------
                                       B. Dal Miller

                                                                     EXHIBIT 2



                             XRI MANAGEMENT COMPANY
                                     ASSETS


  DATE                                                                      ACQUIRED   TAX, TITLE          JOB
ACQUIRED       ASSET#         ASSET DESCRIPTION        VEH SERIAL #           COST       LICENSE        LOCATION
--------       ------         -----------------        ------------         ---------  -----------      ---------
10/22/98        227             99 FORD F250        1FTNF21L7XEC35954     $ 21,305.00   $1,671.88         EXXON
                              RADIOGRAPHY EQUIP                           $ 19,516.39                  BATON ROUGE

11/6/98         228             99 FORD F250        1FTNF21L9XEC35955     $ 21,305.00   $1,671.88         EXXON
                              RADIOGRAPHY EQUIP                           $ 19,274.44                  BATON ROUGE

11/20/98        231             99 FORD F250        1FTNF20LOXEC7531      $ 18,914.00   $1,493.06         FINA
                              RADIOGRAPHY EQUIP                           $ 18,815.87                   GONZALES

12/9/98         232           99 CHEVROLET P/U      1GCCS19X7XK11464      $ 17,990.00   $1,417.20       SULPHUR

1/21/99         233             99 FORD F250        1FTNF21LOXED22482     $ 21,395.00   $1,677.13        EXXON
                              RADIOGRAPHY EQUIP                           $  9,321.33                 BATON ROUGE

2/8/99          234             99 FORD F250         IFTNF20LXXED5115     $ 18,899.46   $1,448.84      MID LA GAS
                              RADIOGRAPHY EQUIP                           $  5,485.86                  BATON ROUGE

                                                                                      ===========
                           TOTAL CAPITALIZED COST                                     $201,602.34
                                                                                      ===========

                                     X-RAY INSPECTION, INC
                                             ASSETS


  DATE                                                                     ACQUIRED   TAX, TITLE          JOB
ACQUIRED       ASSET#         ASSET DESCRIPTION       VEH SERIAL#            COST       LICENSE        LOCATION
--------       ------         ----------------        ------------         ---------  -----------      ---------
1/21/99         233              99 FORD F250       1FTNF21L0XED22482                                    EXXON
                              RADIOGRAPHY EQUIP                           $ 7,218.27                  BATON ROUGE
                                  GENERATOR                               $ 1,522.48

2/8/99          234              99 FORD F250       1FTNF20LXXED5115                                  MID LA GAS
                              RADIOGRAPHY EQUIP                           $ 1,275.87                  BATON ROUGE
                                  GENERATOR                               $ 1,522.48

2/22/99         626           WELDING MACHINE           0081-060          $10,887.86                   GONZALES

                                                                                       ===========
                            TOTAL CAPITALIZED COST                                     $ 22,426.96
                                                                                       ===========

                                                                       EXHIBIT 2




                          [LISKOW & LEWIS LETTERHEAD]







                                  April 9, 1999


Team, Inc.                                                            95975.002
P.O. Box 123
Alvin, Texas 77512-0123
Attn: Philip J. Hawk, Chairman and Chief Executive Officer

Gentlemen:

         We have acted as counsel to X-RAY INSPECTION, INC., a Louisiana corporation (the "Company"), E. PATRICK MANUEL, and B. DAL MILLER (collectively, the "Stockholders"), in connection with that certain Stock Purchase Agreement, dated April 9, 1999 (the "Purchase Agreement"), by and among TEAM, INC., a Texas corporation ("Team"), and the Stockholders, and consented to by the spouses of the Stockholders, Debra T. Manuel and Leslie S. Miller. This opinion is delivered to you as required by the Purchase Agreement. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Purchase Agreement.

         We have examined copies, certified or otherwise identified to our satisfaction, of the Purchase Agreement, the Consulting Agreement dated of even date herewith between the Company and E. Patrick Manuel, the Employment Agreement dated of even date herewith between the Company and B. Dal Miller, the other agreements and instruments contemplated under the Purchase Agreement (collectively, "Transaction Documents"), and such other documents, corporate records and other information furnished us, certificates of public officials and other instruments and have considered such matters of fact or law as we have deemed appropriate to enable us to render the opinions expressed below. We have assumed the authenticity of all documents submitted to us as originals and the correctness of all statements of fact contained therein, the genuineness of all signatures (except those of the Company, the Stockholders, and the spouses of the Stockholders), the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. We have further assumed that none of the such documents has been subsequently rescinded, revoked, restated, modified or amended in any way other than by documents that have been submitted to us. As to questions of fact material to this opinion, we have, when relevant facts were not independently established,

Team, Inc.
April 9, 1999
Page 2

relied upon certificates of the Stockholders and an authorized representative of the Company and/or representations made by the Stockholders in the Transaction Documents.

         With respect to the opinions expressed herein, we have assumed that at all relevant times (i) Team has duly authorized, executed and delivered the Transaction Documents, (ii) the Transaction Documents constitute valid, binding and enforceable obligations of Team, (iii) Team has all requisite power and authority and any and all necessary consents and approvals to enter into, execute, deliver and perform its obligations under the Transaction Documents and
(iv) the execution, delivery and performance of the Transaction Documents and related instruments by Team does not breach, violate or conflict with any agreement or the laws or governmental rules and regulation of any jurisdiction or authority applicable to Team or to any of its properties.

         Based on the foregoing and subject to the qualifications, exceptions and assumptions contained herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has all requisite corporate power and authority to own and operate its properties, to lease the properties it operates under lease and to conduct its business as currently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction outside the State of Louisiana in which the failure to so qualify would have a material adverse effect on its business. To our knowledge, the Company is not in violation of any provision of its articles of incorporation, bylaws or other organizational documents.

         2. Each of the Transaction Documents to which any of the Stockholders is a party has been duly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against each of them in accordance with its terms, except as that enforceability may be subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws affecting the enforcement of creditors' rights generally and (b) general principals of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

         3. Neither the execution, delivery and performance of the Transaction Documents nor the consummation of the transactions contemplated thereby (a) violates, breaches or constitutes a default under (i) any of the articles of incorporation or bylaws of the Company, (ii) any governmental requirement applicable to the Company, or (iii) any material agreement or instrument of the Company known to us or (b) causes or results in the imposition of, or affords any Person the right to obtain, any lien or adverse claim upon any property or assets of the Company (or upon any revenues, income or profits of the Company therefrom) pursuant to any such agreement. The execution, delivery and performance in accordance with its terms by the Stockholders of the Transaction Documents, and the consummation of the transactions contemplated thereby, do not, (a) violate or conflict with any governmental requirement applicable to any of the Stockholders, (b) breach or constitute a default under any material

Team, Inc.
April 9, 1999
Page 3

agreement or instrument known to us to which any Stockholder is a party or by which any Stockholder or any of the shares of Company capital stock owned by any Stockholder are found or subject or (c) result in the creation or imposition of, or afford any Person the right to obtain, any lien or adverse claim upon any property or assets of any Stockholder (or upon any revenues, income or profits of any Stockholder therefrom) pursuant to any such agreement or instrument.

         4. No governmental approvals are required to be obtained, and no reports or notices or filings with any governmental authority are required to be made, by the Company or any Stockholder for the execution, delivery or performance by the Company and the Stockholders of the Transaction Documents, the enforcement against the Company and the Stockholders of their respective obligations thereunder or the effectuation of the transactions contemplated thereby to be effected at or prior to the Closing.

         5. To our knowledge, except pursuant to the Transaction Documents, there are no existing options, warrants, subscriptions or other rights to purchase or securities convertible into or exchangeable for, the capital stock of the Company or any of its subsidiaries. To our knowledge, except as disclosed pursuant to the Transaction Documents, neither the Company nor any Stockholder is a party to or bound by any agreement, instrument, contract, obligation, commitment or understanding of any character, except for the Transaction Documents, relating to the sale, assignment, conveyance, encumbrance, transfer or delivery of any capital stock of the Company or all or substantially all the assets of the Company.

         6. The Company has obtained all consents of all third parties necessary under each lease (whether relating to real property or personal property) to which it is a party for the consummation of the transactions contemplated by the Transaction Documents.

         7. To our knowledge, there is no pending or threatened litigation that
(a) questions the validity of any Transaction Documents or any action taken or to be taken by the Company or any Stockholder in connection with therewith, at law or in equity, before or by any governmental authority or before any arbitrator or (b) if adversely determined, would have a material adverse effect
(i) on the condition (financial or other), earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole, or (ii) on the ability of any Stockholder to perform his obligations under the Transaction Documents.

         8. Immediately prior to the Closing: (a) the authorized capital stock of the Company consisted of 100,000 shares of common stock, without par value, of which 5,000 shares were issued and outstanding; (b) all such outstanding shares of capital stock of the Company were (i) duly authorized and validly issued in accordance with the applicable governmental requirements of the State of Louisiana, the articles of incorporation and the bylaws of the Company, (ii) fully paid and nonassessable, (iii) not issued in violation of any preemptive rights, rights of first refusal or other similar rights and (iv) to our knowledge, were issued in compliance with the applicable provisions of federal and state securities laws; (c) except as disclosed pursuant to the Purchase Agreement, no shares of capital stock of the Company were held in the treasury of the Company; and (d) the Stockholders owned all of the issued and outstanding shares of common stock of the

Team, Inc.
April 9, 1999
Page 4

Company free and clear of any lien or adverse claim and, to our knowledge, any pending or threatened claim.

         9. To our knowledge, the representations and warranties of the Sellers contained in Sections 3.1 and 5 of the Purchase Agreement are correct and complete as of the date of the Purchase Agreement.

          The foregoing opinion is predicated on and qualified in its entirety by the following:

         a. The foregoing opinion is based on and is limited to the law of the State of Louisiana and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction.

         b. The opinions expressed in Paragraph 2 above are subject to the additional qualification that we express no opinion as to the enforceability of
(i) any severability or reformation provisions contained in the Transaction Documents, (ii) any provisions in the Transaction Documents which purport to entitle a party to indemnification in respect of any matter arising under any securities laws or to the extent indemnification in respect of any matter would otherwise be against public policy, (iii) any provisions of the Transaction Documents purporting to establish a right to enforce a covenant or restriction by injunctions or restraining orders, (iv) any provisions of the Transaction Documents that have the effect of prohibiting oral amendments or waivers of any provisions of those documents, or (v) any noncompetition provisions of the Transaction Documents.

         c. The use of the words "to our knowledge" or "Known to us" herein means that during the course of our representation of the Stockholders and the Company relative to the transactions contemplated under the Transaction Documents, no information has come to the attention of the attorneys of this firm involved in the transactions described herein which could give such attorneys current actual or constructive knowledge of the existence of facts or circumstances contrary to the opinions so qualified. We have relied exclusively upon certificates of the Stockholders and authorized representatives of the, Company and/or the representations made by the Stockholders in the Transaction Documents (after the discussion of the contents thereof with such persons) as to the existence or nonexistence of certain facts and circumstances, as stated therein, and, except as otherwise expressly set forth herein, we have not undertaken any investigation whatsoever to determine the existence of such facts or circumstances, and no inference as to our knowledge of such matters shall be drawn from our representation of any party to this transaction or otherwise.

         d. We express no opinion as to any matters other than as expressly set forth above, and no opinion is to be otherwise implied or inferred herefrom.

         This opinion and the matters addressed herein are as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein occurring after the date hereof.

Team, Inc.
April 9, 1999
Page 5

         This opinion is being furnished to you and your counsel for use solely in connection with the transactions being consummated pursuant to the Transaction Documents. No other use or distribution of this opinion may be made without our prior written consent, except that this opinion may be provided to and relied upon by NationsBank, N.A., as agent, pursuant to that certain Credit Agreement dated as of August 28, 1998, as amended from time to time.


                                                 Very truly yours,




                                                 Liskow & Lewis, a
                                                 professional law corporation

                                                                       EXHIBIT 2



                                    EXHIBIT J

                COUNTIES IN TEXAS WHICH COMPRISE "THE TERRITORIES"

 Harris                          Hidalgo                             Franklin
 Robertson                       Orange                              Freestone
 Brazoria                        Pecos                               Somerville
 Calhoun                         Sabine                              Ward
 San Patricio                    Grayson                             Lubbock
 Montgomery                      Sutton                              Hemphill
 Camp                            Nolan                               Neuces
 Crane                           Wood                                Chambers
 Dallas                          Kimble                              Cope
 Dawson                          Angelina                            Crockett
 Midland                         Gaines                              Upton
 El Paso                         Potter                              Lee
 Fort Bend                       Ector                               Eddy
 Fisher                          Yoakum                              Cass
 Kaufman                         Hockley                             Rusk
 Galveston                       Panola                              Young
 Gregg                           Atascosa                            Cherokee
 Gray                            Taylor                              Winkler
 Hardin                          Tarrant                             Scurry
 Howard                          Van Zant                            Matagorda
 Hutchinson                      Moore                               Bexar
 Jefferson                       Morris                              Victoria
 Karnes                          Marion                              Andrews
 Lavaca                          Harrison                            Smith
 Liberty                         Henderson

              PARISHES IN LOUISIANA WHICH COMPRISE "THE TERRITORIES"

Ascension                        Landry                              Ouachita
East Baton Rouge                 St. Mary                            Webster
East Feliciana,                  Vernon                              Lafourche
Iberia                           Washington                          Orleans
Iberville                        West Baton Rouge                    Plaquemine
St. James                        West Feliciana                      Terrebonne
Jefferson                        Bossier                             Vermillion
Krotz Springs                    Caddo                               Acadia
Livingston                       Claiborne                           Allen
Pointe Coupee                    Grant                               Beauregard
St. Bernard                      Lincoln                             Calcasieu
St. Charles                      Morehouse                           Rapides
St. John the Baptist             Natchitoches                        Desoto

             COUNTIES IN MISSISSIPPI WHICH COMPRISE "THE TERRITORIES"


Adams                            Hancock                             Monroe
Forrest                          Jackson                             Smith
Grenada                          Lowndes                             Warren

              COUNTIES IN ALABAMA WHICH COMPRISE "THE TERRITORIES"


Mobile                           Dallas                              Madison
Calhoun                          Escambia                            Morgan
Jackson                          Greene                              Shelby
Tuscaloosa                       Houston                             Walker
Choctaw                          Jefferson                           Washington
Wilcox                           Limestone                           Talladega
Colbert                          Lowndes                             Claiborne
Autauga                          Lawrence                            Cullman

                                                                      EXHIBIT 2



                            EXHIBIT K (PAGE 1 OF 3)

                  ILLUSTRATIVE EXAMPLES OF EARN-OUT CALCULATION

      (EXAMPLES #1-#4 PRESENTS VARIOUS ASSUMPTIONS OF RESULTS FOR 14 MONTH
                           PERIOD ENDING MAY 31, 2003)

                                           EXAMPLE #1                    EXAMPLE #2    EXAMPLE #3    EXAMPLE #4
Operating Results

          Revenues                         10,000,000                    10,000,000    10,000,000    12,000,000

          Cost of Sales                     5,100,000                     5,000,000     4,800,000     8,000,000
                                           ----------                    ----------    ----------    ----------
          Gross Margin                      4,900,000                     5,000,000     5,200,000     6,000,000
                                           ----------                    ----------    ----------    ----------
          SGA                               2,800,000                     2,700,000     2,700,000     3,000,000
                                           ----------                    ----------    ----------    ----------
          EBIT                              2,100,000                     2,300,000     2,500,000     3,000,000
                                           ==========                    ==========    ==========    ==========
Base EBIT                                   2,275,000                     2,275,000     2,275,000     2,275,000
                                           ==========                    ==========    ==========    ==========
Floor                                       1,925,000                     1,925,000     1,925,000     1,925,000
                                           ==========                    ==========    ==========    ==========
Calculation:

Applicable Sub Paragraph of
  2.2.4.3                                          ii                           iii           iii           iii

          numerator                         2,100,000                           N/A           N/A           N/A
                                           ----------
          denominator                       2,275,000

          fraction                                 92%(x)

Difference between Actual and Floor EBIT      175,000(y)                     25,000       225,000       725,000

          Payout %                                 50%(z)                        50%           50%           50%
                                           ----------                    ----------    ----------    ----------
          Earnout                              80,769(x)(2)(y)(2)(z)         12,500       112,500       362,500
                                           ==========                    ==========    ==========    ==========
          Minimum Earnout Payable                                           150,000       150,000           N/A
                                                                         ==========    ==========

                            EXHIBIT K (PAGE 2 OF 3)
                  ILLUSTRATIVE EXAMPLES OF EARN-OUT CALCULATION
  (EXAMPLE #5 IS ILLUSTRATIVE OF CUMULATIVE CALCULATION PROVISIONS OF 2.2.4.4)
                  (ASSUMES BELOW FLOOR PERFORMANCE IN YEAR ONE,
                     WHICH IMPACT CUMULATIVE CALCULATIONS)


EXAMPLE #5

                                           14 MONTHS
                                             5/11/00          5/31/01            5/31/02            5/31/03                TOTALS
Operating Results

          Revenues                         10,500,000       11,500,000         15,000,000         16,500,000            53,500,000
          Cost of Sales                     6,000,000        6,000,000          7,500,000          8,250,000            27,750,000
                                           ----------       ----------         ----------         ----------            ----------
          Gross Margin                      4,500,000        5,500,000          7,500,000          8,250,000            25,750,000
                                           ----------       ----------         ----------         ----------            ----------

          SGA                               3,000,000        3,000,000          3,500,000          3,750,000            13,250,000

                                           ----------       ----------         ----------         ----------            ----------
          Annual EBIT                       1,500,000        2,500,000          4,000,000          4,500,000            12,500,000
                                           ----------       ----------         ----------         ----------            ----------

          Cumulative EBIT                   1,500,000        4,000,000          8,000,000         12,500,000
                                           ----------       ----------         ----------         ----------

Base EBIT                                   2,275,000        2,350,000          2,900,000          3,500,000            11,025,000

Floor EBIT                                  1,925,000        2,050,000                N/A                N/A

Cumulative Base                                              4,625,000          7,525,000         11,025,000

Cumulative Floor                                             3,975,000                N/A                N/A

Annual Calculation:

          Actual less Base or Floor          (425,000)         450,000          1,100,000          1,000,000

          50% of Above                       (212,500)         225,000            550,000            500,000

          Annual Payout                         --              10,811 (1)        228,669 (2)        500,000               737,500
                                           ----------       ----------         ----------         ----------            ----------
          Cumulative Payout                                     10,811            237,500            737,500
                                                            ----------         ----------         ----------


Cumulative Calculation:

          Numerator          (a)                             4,000,000                N/A                N/A
          Denominator        (b)                             4,825,000
          Fraction           (a)/(b)                              0.88 (x)            100%(x)            100%(x)

          Cumulative Actual EBIT                             4,000,000          8,000,000         12,580,000
          Cumulative Base or floor EBIT                      3,975,000          7,525,000         11,025,000
                                                            ----------         ----------         ----------
          Cumulative Excess                                     25,000 (y)        475,000 (y)      1,475,000 (y)
                                                            ----------         ----------         ----------

          Percentage Payout                                     21,672 (x)(y)     475,000 (x)(y)   1,475,000 (x)(y)

          Cumulative Payout Limited to
            50% of Above                        --              10,811            237,500            737,500
                                           ==========       ==========         ==========         ==========


(1) and (2)--Annual Payout would be limited by cumulative provisions of 2.2.4.4.

                            EXHIBIT K (PAGE 3 OF 3)
                  ILLUSTRATIVE EXAMPLES OF EARN-OUT CALCULATION
  (EXAMPLE #6 IS ILLUSTRATIVE OF CUMULATIVE CALCULATION PROVISIONS OF 2.2.4.4)
             (ASSUMES PAYOUT ON BASIS OF FLOOR IN FIRST TWO YEARS)


EXAMPLE #6

                                           14 MONTHS
                                             5/31/00          5/31/01            5/31/02            5/31/03                TOTALS
Operating Results

          Revenues                         11,000,000       11,500,000         15,000,000         16,600,000            54,000,000
          Cost of Sales                     5,900,000        6,000,000          7,500,000          8,250,000            27,650,000
                                           ----------       ----------         ----------         ----------            ----------
          Gross Margin                      5,100,000        5,500,000          7,500,000          8,250,000            26,350,000
                                           ----------       ----------         ----------         ----------            ----------

          SGA                               2,900,000        3,000,000          3,500,000          3,760,000            13,150,000

                                           ----------       ----------         ----------         ----------            ----------
          Annual EBIT                       2,200,000        2,500,000          4,000,000          4,500,000            13,200,000
                                           ----------       ----------         ----------         ----------            ----------

          Cumulative EBIT                   2,200,000        4,700,000          8,700,000         13,200,000
                                           ----------       ----------         ----------         ----------

Base EBIT                                   2,275,000        2,350,000          2,900,000          3,500,000            11,025,000

Floor EBIT                                  1,925,000        2,050,000                N/A                N/A

Cumulative Base                             2,275,000        4,625,000          7,525,000         11,025,000

Cumulative Floor                            1,925,000        3,975,000                N/A                N/A

Annual Calculation:

          Actual less Base or Floor           275,000          150,000          1,100,000          1,000,000             2,175,000

          50% of Above                        137,500           75,000            550,000            500,000             1,087,500

          Annual Payout                       150,000 (1)      150,000 (1)        287,500 (2)        600,000             1,087,500
                                           ----------       ----------         ----------         ----------            ----------
          Cumulative Payout                   150,000          300,000            587,500          1,087,500
                                           ----------       ----------         ----------         ----------


Cumulative Calculation:

          Numerator          (a)                                   N/A                N/A                N/A
          Denominator        (b)
          Fraction           (a)/(b)                               100%(x)            100%(x)            100%(x)

          Cumulative Actual EBIT            2,200,000        4,700,000          8,700,000         13,200,000
          Cumulative Base or Floor EBIT     1,025,000        4,625,000          7,525,000         11,025,000
                                                            ----------         ----------         ----------
          Cumulative Excess                   275,000           75,000 (y)      1,175,000 (y)      2,175,000 (y)
                                                            ----------         ----------         ----------

          Percentage Payout                   137,500           75,000 (x)(y)   1,175,000 (x)(y)   2,175,000 (x)(y)

          Cumulative Payout Limited to
            50% of Above                      150,000          300,000            587,500          1,087,500
                                           ==========       ==========         ==========         ==========

(1)  Minimum Provisions of 2.2.4.4 (III) apply.
(2) Year Three payment limited due to excess payments being made in years one and two.